SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Sturm, Ruger & Company, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 20, 2013

Dear Fellow Stockholders:

     You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Sturm, Ruger & Company, Inc. to be held at 9:00 a.m. Mountain Standard Time on April 30, 2013 at The Hassayampa Inn, 122 E. Gurley Street, Prescott, AZ 86301. Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

     The Board of Directors looks forward to joining you at the 2013 Annual Meeting.

STURM, RUGER & COMPANY, INC.

Michael O. Fifer
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

APRIL 30, 2013

     NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders of STURM, RUGER & COMPANY, INC. (the “Company”) will be held at The Hassayampa Inn, 122 E. Gurley Street, Prescott, AZ 86301 on the 30th day of April, 2013 at 9:00 a.m. Mountain Standard Time to consider and act upon the following:

1.	A proposal to elect seven (7) Directors to serve on the Board of Directors for the ensuing year;

2.	A proposal to ratify the appointment of McGladrey LLP as the Company’s independent auditors for the 2013 fiscal year;

3.	An advisory vote on the compensation of the Company’s Named Executive Officers; and

4.	Any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only holders of record of Common Stock at the close of business on March 11, 2013 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. The complete list of stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of 10 days prior to the Annual Meeting, at the Company’s offices located at 200 Ruger Road, Prescott, AZ 86301.

     The Company’s Proxy Statement is attached hereto.

By Order of the Board of Directors

Leslie M. Gasper
Corporate Secretary

     Southport, Connecticut
     March 20, 2013

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. YOUR VOTE IS IMPORTANT. TO ENSURE THAT YOUR VOTE IS RECORDED PROMPTLY, PLEASE VOTE YOUR PROXY AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. MOST SHAREHOLDERS HAVE THREE OPTIONS FOR SUBMITTING THEIR VOTES PRIOR TO THE ANNUAL MEETING: (1) VIA THE INTERNET, (2) BY TELEPHONE OR (3) BY REQUESTING AND RETURNING A PAPER PROXY USING THE POSTAGE-PAID ENVELOPE PROVIDED. REGISTERED STOCKHOLDERS MAY VIEW OR REQUEST THE PROXY MATERIALS AT WWW.ENVISIONREPORTS.COM/RGR OR BY CALLING 1-866-641-4276, AND MAY VOTE THEIR PROXY AT WWW.ENVISIONREPORTS.COM/RGR OR BY CALLING 1-800-652-8683. STOCKHOLDERS WHO HOLD THEIR SHARES THROUGH A BROKERAGE ACCOUNT MAY VIEW OR REQUEST THE PROXY MATERIALS AT WWW.PROXYVOTE.COM OR BY CALLING 1-800-579-1639, AND MAY VOTE THEIR PROXY AT WWW.PROXYVOTE.COM OR BY CALLING 1-800-454-8683. PLEASE REVIEW THE PROXY MATERIALS BEFORE VOTING YOUR SHARES.

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Table of Contents

(continued)

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March 20, 2013

PROXY STATEMENT

Annual Meeting of Stockholders of the Company to be held on April 30, 2013

PROXY SOLICITATION AND VOTING INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Sturm, Ruger & Company, Inc. (the “Company”) for use at the 2013 Annual Meeting of Stockholders (the “Meeting”) of the Company to be held at 9:00 a.m. Mountain Standard Time on April 30, 2013 at The Hassayampa Inn, 122 E. Gurley Street, Prescott, AZ 86301 or at any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement has been posted and is available on the Securities and Exchange Commission (the “SEC”) website at www.sec.gov and the Company’s website at www.ruger.com. In addition, registered stockholders may view or request the proxy materials at www.envisionreports.com/RGR or by calling 1-866-641-4276, and may vote their proxy at www.envisionreports.com/RGR or by calling 1-800-652-8683. Stockholders who hold their shares through a brokerage account may view or request the proxy materials at www.proxyvote.com or by calling 1-800-579-1639, and may vote their proxy at www.proxyvote.com or by calling 1-800-454-8683. Please review the proxy materials before voting your shares.

     The mailing address of the principal executive office of the Company is 1 Lacey Place, Southport, Connecticut 06890.

     In accordance with rules established by the SEC that allow companies to furnish their proxy materials over the Internet, on March 21, 2013, we are mailing a Notice of Internet Availability of Proxy Materials instead of a paper copy of our Proxy Statement and Annual Report on Form 10-K to our stockholders who have not specified that they wish to receive paper copies of our proxy materials. The Notice of Availability of Proxy Materials also contains instructions on how to request a paper copy of our proxy materials, including our Proxy Statement, Annual Report on Form 10-K and a form of proxy card. We believe this process will allow us to provide our stockholders with the information they need in a more timely, environmentally friendly and cost-effective manner. All expenses in connection with the solicitation of these proxies, which are estimated to be $60,000, will be borne by the Company. We encourage our stockholders to contact the Company’s transfer agent, Computershare Investor Services, LLC, or their stockbroker to sign up for electronic delivery of proxy materials in order to reduce printing, mailing and environmental costs.

     If your proxy is signed and returned, it will be voted in accordance with its terms. However, a stockholder of record may revoke his or her proxy before it is exercised by: (i) giving written notice to the Company’s Secretary at the Company’s address indicated above, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Company’s Secretary at or before the Meeting or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not, in and of itself, constitute revocation of a proxy).

     The Company’s Annual Report on Form 10-K for the year ended December 31, 2012, including financial statements, is enclosed herewith and has been posted and is available on the SEC website at www.sec.gov and the Company’s website at www.ruger.com.

     Only holders of Common Stock, $1.00 par value, of the Company (the “Common Stock”) of record at the close of business on March 11, 2013 will be entitled to vote at the Meeting. Each holder of record of the issued and outstanding shares of voting Common Stock is entitled to one vote per share. As of March 11, 2013, 19,313,530 shares of Common Stock were issued and outstanding and there were no outstanding shares of any other class of stock. The stockholders holding a majority of the issued and outstanding Common Stock, either present in person or represented by proxy, will constitute a quorum for the transaction of business at the Meeting.

     In accordance with the Company’s By-Laws and applicable law, with respect to Proposal 1, the election of Directors will be determined by a plurality of the votes cast by the holders of shares present in person or by proxy and entitled to vote. Consequently, the seven nominees who receive the greatest number of votes cast for election as Directors will be elected. Shares present, which are properly withheld as to voting with respect to any one or more nominees, and shares present with respect to which a broker indicates that it does not have authority to vote (“broker non-votes”), will be counted as being present at the Meeting only with respect to Proposal No. 2. These shares will not be counted as voting on the election of Directors, with the result that such abstentions and broker non-votes will have no effect as votes on the election of Directors. With respect to Proposals 2 and 3, the affirmative vote of shares representing a majority of the shares present and entitled to vote is required to ratify the appointment of McGladrey LLP as the Company’s independent auditors for the 2013 fiscal year, and to approve the advisory vote on executive compensation. This also applies to any other matters properly presented at the Meeting, whereby stockholder voting will indicate the relative preference among the choices presented on an advisory basis. Shares which are voted to abstain on these matters and broker non-votes will be considered present at the Meeting but will not be counted as voting for these matters, with the result that abstention and broker non-votes will have the same effect as votes against the proposal.

LIST OF PROPOSALS AND RECOMMENDATIONS OF THE BOARD OF DIRECTORS

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

     Seven Directors will be elected at the Meeting, each to hold office until the next Annual Meeting of Stockholders or until his successor is elected and has qualified.

Board of Director Recommendation

     The Board of Directors recommends a vote “FOR” each of the named nominees.

PROPOSAL NO. 2 – RATIFICATION OF INDEPENDENT AUDITORS

     McGladrey LLP (formerly McGladrey & Pullen, LLP) has served as the Company’s independent auditors since 2005. Subject to the ratification of the Company’s stockholders, the Board of Directors has reappointed McGladrey LLP as the Company’s independent auditors for the 2013 fiscal year.

Board of Directors Recommendation

     The Board of Directors recommends a vote “FOR” the ratification of McGladrey LLP as the Company’s independent auditors.

PROPOSAL NO. 3 – SAY ON PAY

     The Company shall seek an advisory vote on executive compensation.

Board of Directors Recommendation

     The Board of Directors recommends a vote “FOR” approval of the pay-for-performance compensation policies and practices employed by the Compensation Committee, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding Named Executive Officer compensation in this Proxy Statement.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

     Seven Directors will be elected at the Meeting, each to hold office until the next Annual Meeting of Stockholders or until his successor is elected and has qualified.

Board of Directors Recommendation

     The Board of Directors recommends a vote “FOR” each of the nominees named below.

DIRECTOR NOMINEES

     The following table lists each nominee for Director and sets forth certain information concerning each nominee’s age, business experience, other directorships and committee memberships in publicly-held corporations, current Board committee assignments, and qualifications to serve on the Company’s Board as of the date of this Proxy Statement. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills which led the Board to conclude that he should serve as a Director, the Board also believes that all of our Director nominees have established reputations of integrity, honesty and adherence to high ethical standards, and have demonstrated a commitment of service to the Company, an appreciation of its products and the Constitutional rights of American citizens to keep and bear arms. Each nominee has effectively demonstrated business acumen and the ability to exercise sound judgment in their individual careers and service on other public boards and board committees, as applicable.

     All of the seven nominees for Director listed below were elected at last year’s Annual Meeting. Should any of the said nominees for Director not remain a candidate at the time of the Meeting (a condition which is not now anticipated), proxies solicited hereunder will be voted in favor of those nominees for Director selected by the Board of Directors of the Company.

Name,
Age,	Business Experience
First Became A	During the Past Five Years,
Director	Other Directorships, Current Committee Memberships and Board Qualifications
C. Michael Jacobi Age 71 Director since June, 2006	Mr. Jacobi has been the non-executive Chairman of the Board of Directors since 2010. Mr. Jacobi has been the President of Stable House 1, LLC, a private real estate development company, since 1999. He served as the President, CEO and Board member of Katy Industries, Inc. from 2001 to 2005, and is the former President, CEO and Board member of Timex Corporation. Mr. Jacobi has been a member of the Boards of Directors and Audit Committee Chairman of the Corrections Corporation of America since 2000. He has been a member of the Board of Directors of Webster Financial Corporation since 1993, served as a member of its Audit Committee from 1993 (including as Audit Committee chair from 1996 to 2011), and became a member of its Compensation Committee in 2011. He has been a member of the Board of Directors and Audit Committee of KCAP Financial Corporation since 2006, and was a member of the Board of Directors of Invisible Technologies, Inc. from 2001 to 2006. Mr. Jacobi became a member of the Board of Directors of Bauer Performance Sports and its Audit and Corporate Governance committees in 2012. Mr. Jacobi is a Certified Public Accountant. Mr. Jacobi is currently the Chairman of the Board and a member of the Compensation Committee. The Board believes that Mr. Jacobi’s extensive business, investment management, board experience and financial expertise qualify him to serve on the Board of Directors.

Name,
Age,	Business Experience
First Became A	During the Past Five Years,
Director	Other Directorships, Current Committee Memberships and Board Qualifications
John A. Cosentino, Jr. Age 63 Director since August, 2005	Mr. Cosentino has been a partner of Ironwood Manufacturing Fund, LP since 2002, a Director of Simonds Industries, Inc. since 2003, the Chairman of North American Specialty Glass, LLC since 2005, a Director of the Bilco Company since 2010, and a Director of Whitcraft LLC since 2011. He was the Vice Chairman of Primary Steel, LLC from 2005 to 2007, a partner of Capital Resource Partners, LP from 2000 to 2001, and a Director in the following Capital Resource Partners, LP portfolio companies: Spirit Brands from 1998 to 2006, Pro Group, Inc. from 1999 to 2002, WPT, Inc. from 1998 to 2001, and Todd Combustion, Inc. from 1997 to 1999. Mr. Cosentino is the former Vice President-Operations of the Stanley Works, former President of PCI Group, Inc., Rau Fastener, LLC, and Otis Elevator-North America division of United Technologies, former Group Executive of the Danaher Corporation, and former Director of Integrated Electrical Services, Olympic Manufacturing Company, and the Wiremold Company. Mr. Cosentino is currently the Vice Chairman of the Board, Chairman of the Compensation Committee and a member of the Company’s Audit Committee. The Board believes that Mr. Cosentino’s extensive executive management, investment management and board experience qualify him to serve on the Board of Directors.
James E. Service Age 82 Director since July, 1992	Admiral Service has been Chairman Emeritus since 2010, and was non-executive Chairman of the Board of the Company from 2006 to 2010. He is a retired Vice Admiral of the United States Navy, and was the Commander of the United States Naval Air Force, Pacific Fleet, from 1985 to 1987. Admiral Service is a former Director of Wood River Medical Center, Ketchum, Idaho. Admiral Service currently serves as a member of the Company’s Nominating and Corporate Governance Committee and Compensation Committee. The Board believes that Admiral Service’s significant leadership experience, knowledge of the firearms industry and its products and 20 years of service on the Board, including four as its Chairman, qualify him to serve on the Board of Directors.
Amir P. Rosenthal Age 51 Director since January, 2010	Mr. Rosenthal has been the Chief Financial Officer and Executive Vice President of Finance and Administration of Bauer Performance Sports Ltd. since 2012. From 2008 to 2011, he served as its Chief Financial Officer. From 2001 to 2008, he served in a variety of positions at Katy Industries, Inc., including Vice President, Chief Financial Officer, General Counsel and Secretary. From 1989 to 2001, Mr. Rosenthal served in a variety of positions at Timex Corporation, including Treasurer, Counsel and Senior Counsel, as well as Director and Chairman of Timex Watches Ltd. Mr. Rosenthal is currently Chairman of the Company’s Risk Oversight Committee and a member of the Company’s Audit Committee and Nominating and Corporate Governance Committee. The Board believes that Mr. Rosenthal’s comprehensive business, legal and financial expertise qualify him to serve on the Board of Directors.
Ronald C. Whitaker Age 65 Director since June, 2006	Mr. Whitaker served as the President and CEO of Hyco International from 2003 and as a member of its Board from 2001 until his retirement in July, 2011. In July 2011, he joined the Board of Global Brass and Copper Company, Inc., and serves as the chair of its Nominating Committee and as a member of its Audit Committee. Mr. Whitaker has been a Board member of Panghorn Corporation since 2006 and serves as the chair of its Compensation Committee. He was a member of the Board and executive committee of Strategic Distribution, Inc., and was its President and CEO from 2000 to 2003. Mr. Whitaker was the President and CEO of Johnson Outdoors from 1996 to 2000, and CEO, President and Chairman of the Board of Colt’s Manufacturing Co., Inc. from 1992 to 1995. He is a former Board member of Firearms Training Systems, Group Decco, Michigan Seamless Tube, Precision Navigation, Inc., Weirton Steel Corporation and Code Alarm, and a former Trustee of the College of Wooster. Mr. Whitaker is currently the Chairman of the Nominating and Corporate Governance Committee and a member of the Company’s Audit Committee and Risk Oversight Committee. The Board believes that Mr. Whitaker’s significant executive, board and firearms industry experience, and his knowledge of the Company’s products qualify him to serve on the Board of Directors.

Name,
Age,	Business Experience
First Became A	During the Past Five Years,
Director	Other Directorships, Current Committee Memberships and Board Qualifications
Phillip C. Widman Age 58 Director since January, 2010	Mr. Widman has been the Senior Vice President and Chief Financial Officer of Terex Corporation since 2002, a position from which he will retire on March 31, 2013. He served as a Board and Nominating and Governance Committee member, and as Audit Committee chair, of Lubrizol Corp from November 2008 until September 2011. Mr. Widman was the Executive Vice President and Chief Financial Officer of Philip Services Corporation from 1998 to 2001. Mr. Widman is currently Chairman of the Company’s Audit Committee and a member of the Risk Oversight Committee. The Board believes that Mr. Widman’s extensive business management, board and audit committee experience, financial expertise and knowledge of shooting sports qualify him to serve on the Board of Directors.
Michael O. Fifer Age 55 Director since October, 2006	Mr. Fifer has been Chief Executive Officer of the Company since September 25, 2006, and President and Chief Executive Officer of the Company since April 23, 2008. He was the Executive Vice President and President of Engineered Products of Mueller Industries, Inc. from 2003 to 2006, President of North American Operations of Watts Industries, Inc. from 1998 to 2002, and a member of the Board of Directors and Audit, Compensation and Special Committees of Conbraco Industries from 2003 to 2006. Mr. Fifer is a member of the Board of Governors of the National Shooting Sports Foundation. The Board believes that Mr. Fifer’s executive leadership and management experience and skills, including six and one-half years of service as the CEO and President of the Company, and his deep understanding of the Company and its products and the firearms industry qualify him to serve on the Board of Directors.

Board of Directors Recommendation

     The Board of Directors recommends a vote “FOR” each of the nominees named above.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors is committed to good business practice, transparency in financial reporting and the highest level of corporate governance. To that end, the Board of Directors and its committees continually review the Company’s governance policies and practices as they relate to the practices of other public companies, specialists in corporate governance, the rules and regulations of the SEC, Delaware law (the state in which the Company is incorporated) and the listing standards of the NYSE.

Corporate Board Governance Guidelines and Code of Business Conduct and Ethics

     The Company’s corporate governance practices are embodied in the Corporate Board Governance Guidelines. In addition, the Company has adopted a Code of Business Conduct and Ethics which governs the obligation of all employees, executive officers and Directors of the Company to conform their business conduct to be in compliance with all applicable laws and regulations, among other things. Copies of the Corporate Board Governance Guidelines and Code of Business Conduct and Ethics are posted on the Company’s website at www.ruger.com and are available in print to any stockholder who requests it by contacting the Corporate Secretary as set forth in “STOCKHOLDER COMMUNICATIONS” below.

The Board’s Role in Risk Oversight

     The Board’s role in the oversight of risk management includes receiving regular reports from the Risk Oversight Committee and senior management in areas of material risk to the Company, including operational, financial, legal and regulatory, strategic, reputational and industry-related risks. The Risk Oversight Committee and the full Board review and discuss these reports with the goal of overseeing the identification, management and mitigation strategies for these risks.

Independent, Non-Management Directors

     More than a majority of the current Directors, including each member that serves on any committee of the Board, are “independent” under the rules of the New York Stock Exchange, Inc. (“NYSE”). The Board has affirmatively determined that none of Messrs. Cosentino, Jacobi, Rosenthal, Service, Whitaker and Widman has or had a material relationship with the Company or any affiliate of the Company, either directly or indirectly, as a partner, shareholder or officer of an organization (including a charitable organization) that has a relationship with the Company, and are therefore “independent” for such purposes under the rules of the NYSE, including Rule 303A thereof.

     The independent, non-management members of the Board meet regularly in executive sessions and each such meeting is led by the independent, non-executive Chairman of the Board, or in his absence, the independent, non-management Vice-Chairman and Lead Director. C. Michael Jacobi has served as the non-executive Chairman of the Board since April 28, 2010, and John A. Cosentino, Jr. has served as the Vice Chairman since April 28, 2010 and as the Lead Director since April 24, 2007.

Board Leadership Structure

     On April 24, 2007, the By-Laws were amended to require the Chairman of the Board to be an independent, non-management Director who would preside at all meetings of the Board, including meetings of the independent, non-management Directors in executive session, which would generally occur as part of each regularly scheduled Board meeting. The separation of Chairman and Chief Executive Officer duties recognizes the difference in the two roles: the Chairman of the Board leads the Board of Directors as they provide guidance to and oversight of the CEO, while the CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company. The April 24, 2007 By-Law amendment also provided that an independent, non-management Lead Director would be named to preside at stockholder, Board and executive session meetings and to act as an intermediary between the non-management Directors and management of the Company when special circumstances exist or communication out of the ordinary course is necessary, such as the absence or disability of the non-executive Chairman of the Board. On April 28, 2010, the Board amended the By-Laws to create the position of Vice-Chairman, who assumes the duties of Lead Director as outlined above.

Director Resignation Policy

     In 2008 the Board of Directors established a policy whereby any Director who experiences a change in employment must submit his or her resignation to the Board for its consideration.

Membership and Meetings of the Board and Its Committees

     In 2012, the members of the Board were C. Michael Jacobi, John A. Cosentino, Jr., James E. Service, Amir P. Rosenthal, Ronald C. Whitaker, Phillip C. Widman and Michael O. Fifer.

     Each Director attended all six 2012 meetings of the Board, with the exception of James E. Service, who did not attend two meetings of the Board with the prior permission of the Chairman, and at least 75% of the meetings of the Committees on which they served during their 2012 tenure. In addition, all members of the Company’s Board attended the 2012 Annual Meeting of Stockholders. It is the policy of the Company that attendance at all meetings of the Board, all committee meetings, and the Annual Meeting of Stockholders is expected, unless the Director has previously been excused by the Chairman of the Board for good cause. Committee memberships and the number of meetings of the full Board and its committees held during the fiscal year 2012 are set forth in the table below. When feasible and appropriate, it is the practice of the Board to hold its regular committee meetings in conjunction with the regular meetings of the Board of Directors.

     Each Committee is governed by a written charter that has been adopted by the Board. A copy of each Committee’s Charter is posted on the Company’s website at www.ruger.com, and is available in print to any stockholder who requests it by contacting the Corporate Secretary as set forth in “STOCKHOLDER COMMUNICATIONS” below.

MEMBERSHIP AND MEETINGS OF THE BOARD AND ITS COMMITTEES TABLE
FOR YEAR 2012

Nominating and
Corporate
	Board of	Audit	Compensation	Governance	Risk Oversight
Name	Directors	Committee	Committee	Committee	Committee
C. Michael Jacobi	Chairman		Member
John A. Cosentino, Jr.	Vice Chairman	Member	Chair
James E. Service	Chairman Emeritus		Member	Member
Amir P. Rosenthal	Member	Member	Member*	Member	Chair
Ronald C. Whitaker	Member	Member		Chair	Member
Philip C. Widman	Member	Chair			Member
Michael O. Fifer	Member
Total Number of Meetings	6	4	4	2	3

*	Compensation Committee member from February 14, 2012 to September 14, 2012.

COMMITTEES OF THE BOARD

Audit Committee

     In 2012, the members of the Audit Committee of the Board were Phillip C. Widman, John A. Cosentino, Jr., Amir P. Rosenthal and Ronald C. Whitaker. Mr. Widman serves as Chairman of the Audit Committee. All members of the Audit Committee are considered “independent” for purposes of service on the Audit Committee under the rules of the NYSE, including Rule 303A thereof, and Rule 10A-3 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). All members of the Audit Committee are financially literate and have a working familiarity with basic finance and accounting practices. In addition, the Company has determined that each of Messrs. Cosentino, Rosenthal, Whitaker and Widman are audit committee financial experts as defined by the SEC rules and regulations.

     The purpose of the Audit Committee is to provide assistance to the Board in fulfilling its responsibility with respect to its oversight of: (i) the quality and integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and independent auditors. In addition, the Audit Committee prepares the report required by the SEC rules included in this Proxy Statement.

     The Audit Committee held four meetings during 2012. All members of the Audit Committee attended all meetings of the committee during their 2012 tenure. The Annual Report of the Audit Committee is included in this Proxy Statement.

Report of the Audit Committee*

     Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     McGladrey LLP (formerly known as McGladrey & Pullen, LLP) is the independent registered public accounting firm appointed by the Company, and ratified by the Company’s stockholders on May 2, 2012, to serve as the Company’s independent auditors for the 2012 fiscal year. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee by PCAOB Auditing Standard 16 (Communication with Audit Committees). In addition, the committee has discussed with the independent auditors the auditors’ independence from management and the Company, and has received the written disclosures and the letter from the independent auditors as required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence”. The Audit Committee also has considered whether McGladrey LLP’s provision of non-audit services to the Company is compatible with the independent public accounting firm’s independence.

     The committee discussed with the independent auditors the overall scope and plans for their audit. The committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The committee held four meetings during fiscal year 2012.

     In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission.

     The Audit Committee’s responsibility is to monitor and oversee the audit and financial reporting processes. However, the members of the Audit Committee are not practicing certified public accountants or professional auditors and rely, without independent verification, on the information provided to them and on the representations made by management, and the report issued by the independent registered public accounting firm.

AUDIT COMMITTEE

Phillip C. Widman, Audit Committee Chairman
John A. Cosentino, Jr.
Amir P. Rosenthal
Ronald C. Whitaker

February 22, 2013

____________________

*	The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Exchange Act (together, the “Acts”), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed to be “soliciting material” or “filed” under the Acts.

Compensation Committee

     In 2012, the members of the Compensation Committee of the Board were John A. Cosentino, Jr., C. Michael Jacobi, and James E. Service. Mr. Cosentino serves as Chairman of the Compensation Committee. On February 14, 2012, the Board appointed Amir P. Rosenthal as a member of the Compensation Committee. On September 14, 2012, Mr. Rosenthal voluntarily resigned from the Compensation Committee because of the nomination and subsequent election of Board chairman C. Michael Jacobi to the board of Bauer Performance Sports, Mr. Rosenthal’s employer.

     The purposes of the Compensation Committee are: (i) discharging the responsibilities of the Board with respect to the compensation of the Chief Executive Officer of the Company, the other executive officers of the Company and members of the Board; (ii) establishing and administering the Company’s cash-based and equity-based incentive plans; and (iii) producing an annual report on executive compensation to be included in the Company’s annual Proxy Statement, in accordance with the rules and regulations of the NYSE and the SEC, and any other applicable rules or regulations. The Compensation Committee has the authority to form and delegate authority to one or more subcommittees, made up of one or more of its members, as it deems appropriate from time to time.

     On February 11, 2013, the Board of Directors amended the Compensation Committee charter to incorporate recent SEC and NYSE standards requiring the Committee’s review of the independence of any outside compensation consultants and advisors retained by the Committee using the specific criteria set under the guidelines.

     The Compensation Committee held four meetings during 2012. All members of the Compensation Committee attended at least 75% of all meetings of the committee during their 2012 tenure. The annual Compensation Committee Report on Executive Compensation is included in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

     During the 2012 fiscal year, none of the Company’s executive officers served on the board of directors of any entities whose directors or officers serve on the Company’s Compensation Committee. No current or past executive officers of the Company serve on the Compensation Committee.

Compensation Committee Consultant Independence

     In accordance with the requirements of the SEC and NYSE, The Compensation Committee has reviewed the independence of Towers Watson, an outside consultant retained during 2012 to evaluate the compensation of the Company’s Named Executive Officers, and has determined that Towers Watson meets the independence criteria established under Item 407(e)(3)(iv) of Regulation S-K.

Compensation Committee Report on Executive Compensation*

     The committee has reviewed and discussed with management the Compensation Discussion & Analysis. In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

John A. Cosentino, Jr., Compensation Committee Chairman
C. Michael Jacobi
James E. Service

March 15, 2013

____________________

*	The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of the Acts, except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed to be “soliciting material” or “filed” under the Acts.

Nominating and Corporate Governance Committee

     In 2012, the members of the Nominating and Corporate Governance Committee of the Board were Ronald C. Whitaker, Amir P. Rosenthal and James E. Service. Mr. Whitaker serves as Chairman of the Nominating and Corporate Governance Committee.

     The Nominating and Corporate Governance Committee is responsible to the Board for identifying, vetting and nominating potential Directors and establishing, maintaining and supervising the corporate governance program. Some of these responsibilities are discussed in more detail below.

     The Nominating and Corporate Governance Committee held two meetings during 2012. All members of the committee attended all meetings of that committee during their 2012 tenure.

     As required under its charter, the Nominating and Corporate Governance Committee has adopted criteria for the selection of new Directors, including, among other things, career specialization, technical skills, strength of character, independent thought, practical wisdom, mature judgment and cultural, gender and ethnic diversity. Functional skills considered important for Directors to possess include experience as a chief executive or financial officer or similar position in finance, audit, manufacturing, advertising, military or government, and knowledge and familiarity of firearms and the firearms industry. The committee will also consider any such qualifications as required by law or applicable rule or regulation, and will consider questions of independence and conflicts of interest. In addition, the following characteristics and abilities, as excerpted from the Company’s Corporate Board Governance Guidelines, will be important considerations of the Nominating and Corporate Governance Committee:

  Personal and professional ethics, strength of character, integrity and values;

  Success in dealing with complex problems or having excelled in a position of leadership;

  Sufficient education, experience, intelligence, independence, fairness, ability to reason, practicality, wisdom and vision to exercise sound and mature judgment;

  Stature and capability to represent the Company before the public and the stockholders;

  The personality, confidence and independence to undertake full and frank discussion of the Company’s business assumptions;

  Willingness to learn the business of the Company, to understand all Company policies and to make themselves aware of the Company's finances;

  Willingness at all times to execute their independent business judgment in the conduct of all Company matters;

  Diversity of skills, attributes and experience which augment the composition of the Board in execution of its oversight responsibilities to the benefit to the Company; and

  Cultural, gender and ethnic diversity.

     The charter also grants the Nominating and Corporate Governance Committee the responsibility to identify and meet individuals believed to be qualified to serve on the Board and recommend that the Board select candidates for directorships. The Nominating and Corporate Governance Committee’s process for identifying and evaluating nominees for Director, as set forth in the charter, includes inquiries into the backgrounds and qualifications of candidates. These inquiries include studies by the Nominating and Corporate Governance Committee and may also include the retention of a professional search firm to be used to assist it in identifying or evaluating candidates. The Nominating and Corporate Governance Committee has previously retained the firms Boardbench, LLC and Korn/Ferry International to assist in the search for qualified Directors.

     The Nominating and Corporate Governance Committee has a written policy which states that it will consider Director candidates recommended by stockholders. There is no difference in the manner in which the Nominating and Corporate Governance Committee will evaluate nominees recommended by stockholders and the manner in which it evaluates candidates recommended by other sources. Shareholder recommendations for the nomination of directors should set forth (a) as to each proposed nominee, (i) their name, age, business address and, if known, residence address, (ii) their principal occupation or employment, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to be named as a nominee and to serve as a director of the Company if elected); (b) as to the shareholder giving the notice, (i) their name and address, as they appear on the Company’s books, (ii) the number of shares of the corporation which are beneficially owned by such shareholder and (iii) a representation that such shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the class and number of shares of the Company which are beneficially owned by such person. The Company may require any proposed nominee to furnish such other information as it may reasonably need to determine the eligibility of a proposed nominee to serve as a director of the Company, including a statement of the qualifications of the candidate and at least three business references. All recommendations for nomination of directors should be sent to the Corporate Secretary, Sturm, Ruger & Company, Inc., 1 Lacey Place, Southport, CT 06890. The Corporate Secretary will accept such recommendations and forward them to the Chairman of the Nominating and Corporate Governance Committee. In order to be considered for inclusion by the Nominating and Corporate Governance Committee as a candidate at the Company’s next Annual Meeting of Stockholders, stockholder recommendations for director candidates must be received by the Company in writing delivered or mailed by first class United States mail, postage prepaid, no earlier than December 31, 2013 (120 days prior to the first anniversary of this year’s Annual Meeting of Stockholders) and no later than January 30, 2014 (90 days prior to the first anniversary of this year’s Annual Meeting of Stockholders).

     The Company has not rejected any Director candidates put forward by a stockholder or group of stockholders who beneficially owned more than 5% of the Company’s Common Stock for at least one year prior to the date of the recommendation.

Risk Oversight Committee

     In 2012, the members of the Risk Oversight Committee were Amir P. Rosenthal, Ronald C. Whitaker and Phillip C. Widman. Amir P. Rosenthal serves as Chairman of the Risk Oversight Committee.

     The Board established the Risk Oversight Committee in 2010 to collaborate with the Company’s executive team in assisting the Board in fulfilling its responsibility with respect to the Company’s enterprise risk management oversight. The Risk Oversight Committee’s responsibilities and roles are as follows:

  To monitor all enterprise risk. In doing so, the Committee recognizes the responsibilities delegated to other committees of the Board, and understands that the other committees of the Board may emphasize specific risk monitoring through their respective activities.

  To receive, review and discuss regular reports from senior management in areas of material risk to the Company, including operational, financial, legal and regulatory, strategic, reputational and industry-related risks.

  To discuss with management the Company’s major risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessments and risk management policies.

  To study or investigate any matter of interest or concern that the Committee deems appropriate.

     The Risk Oversight Committee held three meetings during 2012. All members of the committee attended all of the meetings of the committee during their 2012 tenure.

DIRECTOR COMPENSATION

     The Board believes that compensation for the Company’s independent Directors should be a combination of cash and equity-based compensation. The Directors and the Compensation Committee annually review Director compensation utilizing published compensation studies. Any recommendations for changes are made to the full Board by the Compensation Committee. In 2010, as a result of these reviews, the Directors’ fee structure was changed as described below.

Directors’ Fees and Other Compensation

     As of April 28, 2010, the Board approved a fee schedule whereby non-management independent Directors receive annual retainer compensation as follows: Chairman of the Board $140,000; Vice Chairman of the Board $130,000; all others $100,000. The retainer compensation is paid as 2/3 in cash and 1/3 in one-year restricted stock. In addition to the annual retainer fees, all non-management independent Directors annually receive long-term equity compensation of $50,000 paid in the form of three-year-restricted stock units at a one-third discount to market.

     The Company’s President, Chief Executive Officer and non-independent Director Michael O. Fifer does not receive compensation for his service as a member of Company’s Board of Directors.

     On May 2, 2012, the date of the 2012 Annual Meeting, the independent Directors received their awards of restricted stock, and the vesting period for the one-year restricted shares awarded for their service during the period of April 27, 2011 to May 2, 2012 was satisfied.

     Under the 2007 Stock Incentive Plan, options to purchase 20,000 shares of the Company’s Common Stock were granted to Directors upon joining the Board at an exercise price equal to the closing price on the date of award. These options vest and become exercisable in four equal annual installments of 25% of the total number of options awarded, beginning on the date of grant and on each of the next succeeding three anniversaries thereafter. Until the April 24, 2007 ratification of the 2007 Stock Incentive Plan, these options were previously granted under the 2001 Stock Option Plan for Non-Employee Directors. On April 28, 2010, the Board of Directors eliminated such awards altogether for future new Directors.

     Directors are covered under the Company’s business travel accident insurance policy for $1,000,000 while traveling on Company business, and are covered under the Company’s director and officer liability insurance policies for claims alleged in connection with their service as a Director.

     All Directors were reimbursed for reasonable out-of-pocket expenses related to attendance at meetings.

DIRECTORS’ COMPENSATION TABLE FOR YEAR 2012

     The following table reflects the compensation received during the 2012 fiscal year by each independent Director.

Name	Fees Earned or Paid in Cash (1) ($)	Number of Shares Underlying Stock Awards (2)(3) (#)	Stock Awards (4) ($)	Other Compensation (5) $	Total Director Compensation (6) ($)
C. Michael Jacobi	$93,332	1,966	$96,667	$2,081	$192,080
John A. Cosentino, Jr.	$86,667	1,898	$93,333	$1,090	$181,090
James E. Service	$66,667	1,695	$83,333	$838	$150,838
Amir P. Rosenthal	$66,667	2,167	$104,583	$838	$172,088
Ronald C. Whitaker	$66,667	1,695	$83,333	$838	$150,838
Phillip C. Widman	$66,667	3,584	$168,333	$838	$235,838

Notes to Directors’ Compensation Table

(1)	See “DIRECTOR’S FEES AND OTHER COMPENSATION” above.

(2)	Represents aggregate grant date fair value of non-qualified equity awards made to each non-management independent director on May 8, 2012 under the 2007 Stock Incentive Plan in accordance with the Director annual fee schedule approved in 2010. The amounts shown represent the full grant date fair value of the awards calculated in accordance with the provisions of FASB ASC 718, and are shown at the maximum unit value expected upon achievement of the time-based goals of the awards.

(3)	For Amir P. Rosenthal and Phillip C. Widman, includes 472 and 1,889 stock options respectively, awarded as provided under the terms of the 2007 Stock Incentive Plan to maintain the intrinsic value of their outstanding option awards following issuance of the Company’s $4.50 special cash dividend on December 21, 2012; these options are subject to the terms of the original awards.

(4)	For Amir P. Rosenthal and Phillip C. Widman, includes $21,250 and $85,000 respectively, which represents the full grant date fair value of the stock options described in footnote (3) above.

(5)	Consists of accrued dividends paid upon the May 2, 2012 vesting and conversion of restricted stock units awarded to each Director on April 30, 2011. For C. Michael Jacobi, also includes $908 for Company products received in 2012.

(6)	The Company’s non-management Directors do not receive non-equity incentive plan compensation, pension or medical plan benefits or non-qualified deferred compensation.

Directors’ and Executive Officers’ Beneficial Equity Ownership

     In 2006 the Board set a minimum equity ownership requirement for independent, non-management Directors of five times their annual base cash retainer of $50,000 to be achieved within five years of the later of the date of adoption or the date of a Director’s election. As Directors are expected to hold a meaningful ownership position in the Company, a significant portion of overall Director compensation is intended to be in the form of Company equity. This has been partially achieved through options granted to each independent Director under the 2001 Stock Option Plan for Non-Employee Directors or 2007 Stock Incentive Plan and through the annual deferred equity awards under the 2007 Stock Incentive Plan. In 2007 the Board also set a minimum equity ownership requirement for the Company’s Chief Executive Officer of three times his base salary, and for the Company’s Vice Presidents of two times their base salary, to be achieved within five years of their appointment. The current amounts of Common Stock beneficially owned by each Director and Named Executive Officer may be found in the “BENEFICIAL OWNERSHIP TABLE” below.

BENEFICIAL OWNERSHIP OF DIRECTORS AND MANAGEMENT TABLE

     The following table sets forth certain information as of March 11, 2013 as to the number of shares of the Company’s Common Stock beneficially owned by each Director, Named Executive Officer and all Directors and Executive Officers of the Company as a group.

Name	Beneficially Owned Shares of Common Stock	Stock Options Currently Exercisable or to Become Exercisable within 60 days after March 11, 2013		Total Shares Beneficially Owned	Percent of Class
Independent Directors:
C. Michael Jacobi	10,536	0		10,536	*
John A. Cosentino, Jr.	39,751	0		39,751	*
James E. Service	15,818	0		15,818	*
Amir P. Rosenthal	10,656	5,472	(1)	16,128	*
Ronald C. Whitaker	46,693	0		46,693	*
Phillip C. Widman	19,656	21,889	(1)	41,545	*
Named Executive Officers:
Michael O. Fifer (also a Director)	131,267	0		131,267	1%
Thomas A. Dineen	42,987	0		42,987	*
Christopher J. Killoy	34,824	0		34,824	*
Mark T. Lang	85,153	0		85,153	*
Thomas P. Sullivan	33,524	0		33,524	*
Directors and executive officers as	521,728	51,920		573,648	3%
a group: (6 independent Directors,
1 Director who is also an executive
officer and 7 other executive officers)

Notes to Beneficial Ownership Table

*	Beneficial owner of less than 1% of the outstanding Common Stock of the Company.

(1)	Includes stock options awarded to Amir P. Rosenthal and Phillip C. Widman as disclosed in the “DIRECTORS’ COMPENSATION TABLE FOR YEAR 2012” above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company’s officers and Directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and NYSE. Officers, Directors and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company’s knowledge, based solely on a review of the copies of the Section 16(a) report forms furnished to the Company and written representations that no other reports were required, that with respect to the period from January 1, 2012 through December 31, 2012, all such forms were filed in a timely manner by the Company’s officers, Directors and greater-than-10% beneficial owners.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

     The Company’s Board has a policy of monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving all related party transactions. There were no related-party transactions in 2012.

PRINCIPAL STOCKHOLDERS

     The following table sets forth as of March 11, 2013 the ownership of the Company’s Common Stock by each person of record or known by the Company to beneficially own more than 5% of such stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1) (#)	Percent of Class (%)

	Black Rock Inc.
Common Stock	40 East 52nd Street	1,436,280	7.4%
	New York, NY 10022

	The Vanguard Group, Inc.
Common Stock	100 Vanguard Boulevard	1,368,861	7.1%
	Malvern, PA 19355

	Allianz Global Investors U.S. Holdings LLC
	680 Newport Center Drive, Suite 250
	Newport Beach, CA 92660
Common Stock		1,365,828	7.1%
	NJF Investment Group LLC
	2100 Ross Avenue, Suite 700
	Dallas, TX 75201

	The London Company
Common Stock	1801 Bayberry Court, Suite 301	1,354,812	7.0%
	Richmond, VA 23226

	Capital World Investors
Common Stock	333 South Hope Street	1,245,000	6.5%
	Los Angeles, CA 90071

Notes to Principal Stockholder Table

(1)	Such information is as of December 31, 2012 and is derived exclusively from Schedules 13G or Schedules 13G/A filed by the named beneficial owners on or before February 15, 2013.

PROPOSAL NO. 2 – RATIFICATION OF INDEPENDENT AUDITORS

PRINCIPAL ACCOUNTANTS’ FEES AND SERVICES

     The following table summarizes the fees incurred by the Company for professional services rendered by McGladrey LLP (formerly known as McGladrey & Pullen, LLP) during fiscal years 2012 and 2011.

Principal Accountants’ Fees
	2012	2011
Audit Fees	$582,000	$582,000
Audit-Related Fees	$47,000	$47,000
Tax Fees	$13,850	$14,000
All Other Fees	$0	$0
Total Fees	$642,850	$643,000

Audit Fees

     Consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements, the audit of internal controls over financial reporting per Section 404 of the Sarbanes-Oxley Act and the review of interim consolidated financial statements included in quarterly reports.

Audit - Related Fees

     Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” These services include audits of the Company’s employee benefit and compensation plans.

Tax Fees

     Consist of fees billed for professional services for tax assistance, including pre-filing reviews of original and amended tax returns for the Company and tax audit assistance.

All Other Fees

     Consist of fees billed for services rendered by McGladrey LLP related to miscellaneous matters including financial due diligence and internal audit assistance.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

     It is the policy of the Audit Committee to meet and review and approve in advance, on a case-by-case basis, all engagements by the Company of permissible non-audit services or audit, review or attest services for the Company to be provided by the independent auditors, with exceptions provided for de minimus amounts under certain circumstances as prescribed by the Exchange Act. The Audit Committee may, at some later date, establish a more detailed pre-approval policy pursuant to which such engagements may be pre-approved without a meeting of the Audit Committee. Any request to perform any such services must be submitted to the Audit Committee by the independent auditor and management of the Company and must include their views on the consistency of such request with the SEC’s rules on auditor independence.

     All of the services of McGladrey LLP which consisted of Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees described above were approved by the Audit Committee in accordance with its policy on permissible non-audit services or audit, review or attest services for the Company to be provided by its independent auditors, and no such approval was given through a waiver of such policy for de minimus amounts or under any of the other circumstances as prescribed by the Exchange Act.

     Representatives of McGladrey LLP will be present at the Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Board of Director Recommendation

     The Board of Directors recommends a vote “FOR” the ratification of McGladrey LLP as the Company’s independent auditors.

PROPOSAL NO. 3 – ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

     The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s executive officers as disclosed in this Proxy Statement in accordance with applicable SEC rules. This vote, commonly known as a “say-on-pay” vote, provides stockholders with the opportunity to express their views on our executive officers’ compensation. The vote is not intended to address any specific item of our executive compensation, but rather the overall compensation of the Company’s executive officers and the philosophy, policies and practices described in this Proxy Statement.

     As described in the section of this Proxy Statement entitled “Compensation Discussion and Analysis”, our executive compensation program is designed to attract, retain, and motivate talented individuals with the executive experience and leadership skills necessary for us to increase stockholder value by driving long-term growth in revenue and profitability. We seek to provide executive compensation that is competitive with companies that are similar to the Company. We also seek to provide near-term and long-term financial incentives that reward well-performing executives when strategic corporate objectives designed to increase long-term stockholder value are achieved. We believe that executive compensation should include base salary, cash incentives and equity awards. We also believe that our executive officers’ base salaries should be set at competitive levels relative to comparable companies, and cash and equity incentives should generally be set at levels that give executives the opportunity to achieve above-average total compensation reflecting above-average company performance. In particular, our executive compensation philosophy is to promote long-term value creation for our shareholders by rewarding improvement in selected financial metrics, and by using equity incentives. Please see our “Compensation Discussion and Analysis” and related compensation tables for detailed information about our executive compensation programs, including information about the fiscal 2012 compensation of our executive officers.

Text of Resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table and the other related tables and disclosure.”

     The say-on-pay vote is advisory, and therefore not binding on the Company, our Board of Directors, or the Compensation Committee of the Board of Directors. Our Board of Directors and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Board of Directors Recommendation

     The Board of Directors recommends a vote “FOR” approval of the pay-for-performance compensation policies and practices employed by the Compensation Committee, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding Named Executive Officer compensation in this Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS

How Did the Company Perform in 2012 and How Did We Compensate our Executives?

     Sturm, Ruger is focused on sales growth, profitability, and delivering superior returns to its shareholders and our executive compensation programs are strongly linked to our financial performance. To that end, 2012 was a year of continued strong financial and market performance. Our executive compensation programs reflected that performance, as illustrated in the table below, which shows the Company’s Return on Equity (“ROE”), Sales Growth and Earnings per Share (“EPS”) Growth as compared to the Russell 2000 Index companies with less than $1 billion in revenues and the Standard and Poors 500 Indices for 2012*.

2012 PERFORMANCE INDICATORS

			Sales	EPS
		ROE	Growth	Growth
Sturm, Ruger		60.8%	49.6%	72.3%
Russell 2000 (<$1B Rev)	Index Median:	7.7%	6.6%	8.7%
(n = 1,515)	Ruger Percentile:	99th	92nd	81st
S&P 500	Index Median:	14.4%	3.5%	6.9%
	Ruger Percentile:	97th	98th	91st

*	Russell 2000 and S&P 500 results are calculated with data available on March 5, 2013, as published by Bloomberg L.P.

     In addition to our strong operating performance, our indexed returns to shareholders over the past five years have significantly outpaced multiple indices and our closest publicly-reported competitor, Smith & Wesson Holding Corporation, as illustrated graphically below.

Sturm, Ruger & Company, Inc., Standard & Poors 500 Index, Value Line Recreation Index and Smith &
Wesson Holding Corporation
(Performance Results from December 31, 2007 through December 31, 2012)*

*	Assumes $100 invested at the close of trading December 31, 2007 in Sturm, Ruger & Company, Inc. Common Stock (NYSE:RGR), Standard & Poors 500, Value Line Recreation Index and Smith & Wesson Holding Corporation, and assumes reinvestment of dividends. Source: Value Line Publishing LLC. Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

     Based on the above performance, the Committee made the following compensation determinations with respect to the 2012 compensation for our Named Executive Officers:

  Authorized the achievement of our performance-based non-equity incentive at 261% of target;

  Authorized a company-wide profit-sharing pool equal to 15% of adjusted operating profit;

  Authorized satisfaction of the performance trigger criteria for the 2012 annual performance-based equity awards; these awards will complete the time-vesting trigger on February 28, 2015;

  Awarded 50,000 time-based Restricted Stock Units (RSUs) to the Chief Executive Officer as a retention award; this award will cliff-vest on December 31, 2016.

     Based on our assessment of competitive market pay and our operating performance in the top decile of the relevant indices, our Committee believes our pay and performance for 2012 are well aligned. In light of the Company’s financial accomplishments and our pay-for-performance philosophy, the Compensation Committee recommends that our shareholders vote “FOR” this year’s resolution to approve the Named Executive Officer compensation as described in this Proxy Statement.

What is the Company’s Philosophy and Objectives Regarding Compensation?

     The Company’s executive compensation program is designed to align and reward both corporate and individual performance in an environment that reflects commitment, responsibility and adherence to the highest standards of ethics and integrity. Recognition of both individual contributions as well as overall business results permits an ongoing evaluation of the relationship between the size and scope of the Company’s operations, its performance and its executive compensation.

     As a result of the Company’s equity and non-equity incentive plan awards, more than one half of the Company’s executive compensation is considered “at risk” and linked directly to corporate performance as illustrated in the graphs below.

2012 TARGET COMPENSATION ALLOCATION

What Are the Elements of the Company’s Executive Remuneration and the Objectives of Each?

Remuneration Element	Description	Primary Objectives
Base Salary	Reflects fixed compensation	Attract and retain employees over time Provide a base level of total compensation to reflect an individual’s role and responsibilities
Annual Incentive	Comprised of an annual bonus and a profit-sharing plan	Focus executives and employees on important short-term Company-wide performance goals Recognize and reward overall annual business results and individual / team contributions
Equity Compensation

Comprised of annual performance-based restricted stock units with both performance-based and time-based vesting triggers

For 2011 and 2012, certain executives received a special retention award of restricted stock units with time-based vesting

  Focus executives and employees on important long-term Company-wide performance goals
  Align our executives with the interests of shareholders and deliver a superior rate of return
  Retain executives and employees over time
  Focus executives and employees on the long- term success of the Company, as reflected in increases to the Company’s stock prices over a period of several years, growth in its earnings per share and other measurements of corporate performance

Health, Welfare and Retirement Benefits	Generally reflect those benefits provided to our broad employee population	Attract and retain employees over time Provide for the safety, security and wellness of employees
Severance Arrangements	Specific severance agreements for Officers that provide benefits when employment terminates as a result of a change in control or by the Company without cause	Facilitate the Company’s ability to attract and retain talented executives Encourage executives and employees to remain focused on the Company’s business during times of corporate change

How Does the Company Determine the Amount/Formula for Each Element?

     Generally, each element of compensation, including base salaries and performance-based bonus and equity incentive opportunities, is evaluated independently and as a whole to determine whether it is competitive and reasonable within the market, as further described below. Each component of the target compensation for each of the Named Executive Officers is recommended by the Compensation Committee to the Board after:

  Analyzing each executive’s compensation utilizing benchmarking studies as described below,

  Evaluating each executive’s current responsibilities and the scope and performance of the operations under their management,

  Reviewing their individual experience and performance, and

  Evaluating the balance of equity and non-equity compensation for each executive with the goal of fairly rewarding individual and group performance results.

     The Compensation Committee utilizes benchmarking reports prepared by Towers Watson, an independent consulting group, to analyze the compensation of the Company’s Named Executive Officers. The reports discuss how the Company’s executive compensation program compares with those of peer companies on base salary, target bonus, long-term incentives and total direct compensation. For 2012, peers included other publicly reporting companies in the firearms industry, such as

Freedom Group and Smith and Wesson Holding Corporation and a broad array of manufacturing companies included in the Towers Watson 2012 CSR General Industry Top Management Compensation Survey Report - U.S. and the 2012 US Mercer Benchmark Database with revenues between $250 million to $1 billion.

     These analyses concluded that the target compensation paid to the Named Executive Officers in 2012 generally fell within the 50th and 75th percentile of surveyed companies with revenue between $250 million to $1 billion.

     As a result of these analyses, the Committee has concluded that the total direct compensation of its executives falls within the parameters set by the Committee for relating executive compensation to Company performance, is competitive and reflects the individual and joint accomplishments of its executives on behalf of the Company as evidenced by the Company’s superior financial results over the past several years.

How are Salaries Determined?

     Salaries for executive officers are determined by considering the following factors without applying any specific formula to determine the weight of each factor:

  current responsibilities of the officer’s position, the scope and performance of the operations under their management;

  the experience and performance of the individual;

  market rates for compensation of new executives being recruited to the Company and by comparing those salaries to recruiting offers made to the Company’s executives by competitors; and,

  historical salaries paid by the Company to officers having certain duties and responsibilities.

     The Compensation Committee has historically followed a policy of using performance-based incentive bonus awards rather than base salary to reward outstanding performance, and base salaries are not typically adjusted each year.

Name	2012 Base Salary	Date of Last Increase
Michael O. Fifer	$500,000	March 1, 2011
Thomas A. Dineen	$250,000	February 1, 2010
Christopher J. Killoy	$300,000	February 16, 2011
Mark T. Lang	$275,000	February 16 ,2011
Thomas P. Sullivan	$250,000	February 1, 2010

     For 2013, no changes are anticipated for the salaries of the Named Executive Officers.

How are Profit Sharing and Bonuses Determined?

Profit Sharing

     The Company offers profit sharing to all of its employees. The amount of profit sharing is formula-based and is determined by the operating results of the Company. All employees participate in it pro-rata based on their actual base salary or hourly wage compensation. The amount of earnings that is paid quarterly as profit-sharing is authorized by the Board of Directors, and is typically 15% of Adjusted Operating Profit (“AOP”) after accrual for all bonuses and profit sharing. AOP is a non-GAAP measure of operating profit adjusted to eliminate the impact of LIFO income or expense, overhead and direct labor rate changes, excess and obsolete inventory reserve changes, and other income or expenses that we believe are related to longer periods of time, such as frozen defined benefit pension plan expense or product recalls.

     Based upon our 2012 AOP results of $114.4 million, our Named Executive Officers received the following profit-sharing:

Name	2012 Profit Sharing
Michael O. Fifer	$124,693
Thomas A. Dineen	$62,347
Christopher J. Killoy	$74,816
Mark T. Lang	$68,581
Thomas P. Sullivan	$62,347

Annual Performance-Based Non-equity Incentive (the annual Cash Bonus)

     The Company offers an annual performance-based non-equity incentive award (i.e., the cash bonus) to all but its most junior grade of employees. The amounts of the performance-based incentive award are based on a target compensation value for each individual and are authorized by the Board of Directors.

     In February 2012, the Board of Directors established target (100%) achievement of the bonus at AOP of $63.8 million. This target was set to equal our actual 2011 AOP performance since this performance reflected a superior financial result (67% year-over-year increase in earnings) and the Board of Directors believed achieving it again in 2012 would be a reasonable, yet challenging goal. The 2012 actual achievement percentage was adjusted up or down from 100% achievement by 1% for every $313,550 of AOP above or below $63.8 million. There is no minimum or maximum payout limit for the annual performance-based non-award.

     Our actual AOP results in 2012 were $114.4 million, which provided for a performance-based non-equity incentive achievement equal to 261.4% of target. The table below provides the target and actual performance-based incentive results for each of our Named Executive Officers.

Performance-Based Non-Equity Awards
Name	2012 Base Salary	2012 Award		2012 Actual
		% of Salary	$ Value*
Michael O. Fifer	$500,000	95%	$475,000	$1,241,650
Thomas A. Dineen	$250,000	62%	$154,167	$402,992
Christopher J. Killoy	$300,000	62%	$185,000	$483,590
Mark T. Lang	$275,000	62%	$169,583	$443,291
Thomas P. Sullivan	$250,000	62%	$154,167	$402,992

*	Values shown are based on actual salary amounts per the “SUMMARY COMPENSATION TABLE” below.

     For 2013, the target levels for performance-based non-equity incentive awards were increased by 5% for all but the most junior grade of employees.

     The Board of Directors also authorizes discretionary awards from time to time for executive officers in recognition of special performance. No discretionary awards were made to the Named Executive Officers for 2012.

How are Equity Compensation Awards Determined?

     Equity compensation is a significant component of the Company’s overall compensation philosophy and is built on the principles that it should seek to align participants’ actions and behaviors with stockholders’ interests, be market-competitive, and be able to attract, motivate and retain the best employees and Directors. Beginning in 2009, equity awards were granted in the form of restricted stock units that vest upon achievement of certain operating performance goals.

     In 2012, the annual performance-based equity award opportunity was subject to two vesting triggers:

1.	Performance-based vesting trigger contingent on achievement of a pre-established AOP goal, and

2.	Three-year time-based vesting subject to achievement of the performance goal.

     The amounts of the annual performance-based equity awards are based on a target compensation value for each individual and are authorized by the Board of Directors. The number of restricted stock units (RSUs) awarded are determined by taking the target for the equity compensation and dividing by the mean of high and low stock price on the effective date of the award. The table below shows the 2012 target equity incentive awards for each individual.

2012 Target Performance-Based Equity Award
	2012			Number of RSUs
Name	Base Salary	% of Salary	$ Value	Awarded
Michael O. Fifer	$500,000	100%	$500,000	11,582
Thomas A. Dineen	$250,000	67%	$166,667	3,861
Christopher J. Killoy	$300,000	67%	$200,000	4,633
Mark T. Lang	$275,000	67%	$183,333	4,247
Thomas P. Sullivan	$250,000	67%	$166,667	3,861

     In February 2012, the Board of Directors determined that the performance target for the vesting of the restricted stock units would be the achievement of $67.2 million in AOP for any four consecutive quarters from January 1, 2012 to December 31, 2017. The $67.2 million AOP vesting trigger reflected the average of the actual AOP of the preceding three years, multiplied by 1.33. Based on actual AOP results in 2012 of $114.4 million, the Board of Directors determined that the performance-based vesting trigger was achieved and the three-year time-based vesting will be satisfied on February 28, 2015.

     For 2013, there are no changes anticipated in the amounts of the annual performance-based equity awards.

     In the first quarter 2012, the Board of Directors authorized the issuance of a special time-based restricted stock unit award for our CEO of 50,000 RSUs, valued at $2.2 million, to further align his long-term interests with those of the shareholders and to mitigate recruiting efforts by competitors. This award will cliff vest approximately five years from the date of the award on December 31, 2016.

What are the Company’s Health, Welfare and Retirement Benefits?

     The Company offers the same health, welfare and retirement benefits to all salaried employees. These benefits include medical benefits, dental benefits, vision benefits, life insurance, salary continuation for short-term disability, long-term disability insurance, accidental death and dismemberment insurance, 401(k) plan and other similar benefits. Because these benefits are offered to a broad class of employees, the cost is not required by SEC rules to be included in the “SUMMARY COMPENSATION TABLE” below.

     Additionally, officers are covered under the Company’s business travel accident insurance policy for ten times their base salary to a maximum of $5,000,000 while traveling at any time. Officers are also covered under the Company’s director and officer liability insurance policies for claims alleged in connection with their service.

Does the Company Provide Perquisites?

     The Company believes in limited perquisites for its Directors and executive officers. Perquisites generally include discounts on Company products, which are available to all Company employees and Directors. The Company has a Relocation Policy covering all employees based on their grade level that provides various levels of temporary living and relocation expense reimbursements, payment of related taxes, and the use of Company vehicles for business purposes. Temporary living and relocation reimbursements and related tax payments for the Named Executive Officers are disclosed in the “SUMMARY COMPENSATION TABLE” below.

How is the Chief Executive Officer’s Performance Evaluated and Compensation Determined?

     The Nominating and Corporate Governance Committee, the Compensation Committees and the Board as a whole annually evaluate the performance and review the compensation of the Chief Executive Officer utilizing a variety of criteria. The job objectives established for the Chief Executive Officer are:

  To promote and require the highest ethical conduct by all Company employees and demonstrate personal integrity consistent with the Company’s Corporate Governance Guidelines.

  To establish, articulate and support the vision for the Company that will serve as a guide for expansion.

  To align physical, human, financial and organizational resources with strategies.

  To communicate strategies and alignment in a clear manner so that every employee understands their personal role in the Company’s success.

  To establish a succession planning process in order to select, coordinate, evaluate and promote the best management team.

  To keep the Board informed on strategic and business issues.

     Evaluation of the Chief Executive Officer’s performance with regard to these job objectives is rated on the following business skills and performance achievement:

  Leadership: his ability to lead the Company with a sense of direction and purpose that is well understood, widely supported, consistently applied and effectively implemented.

  Strategic Planning: his development of a long-term strategy, establishment of objectives to meet the expectations of stockholders, customers, employees and all Company stakeholders, consistent and timely progress toward strategic objectives and obtainment and allocation of resources consistent with strategic objectives.

  Financial Goals and Systems: his establishment of appropriate and longer-term financial objectives, ability to consistently achieve these goals and ensuring that appropriate systems are maintained to protect assets and control operations.

  Financial Results: his ability to meet or exceed the financial expectations of stockholders, including improvement in operating revenue, cash flow, net income, earnings per share and share price.

  Succession Planning: his development, recruitment, retention, motivation and supervision of an effective senior management team capable of achieving objectives.

  Human Resources: his development of effective recruitment, training, retention and personnel communication plans and programs to provide and motivate the necessary human resources to achieve objectives.

  Communication: his ability to serve as the Company’s chief spokesperson and communicate effectively with stockholders and all stakeholders.

  Industry Relations: his ensuring that the Company and its operating units contribute appropriately to the well-being of their communities and industries, and representation of the Company in community and industry affairs.

  Board Relations: his ability to work closely with the Board to keep them fully informed on all important aspects of the status and development of the Company, his implementation of Board policies, and his recommendation of policies for Board consideration.

     The Chief Executive Officer’s compensation levels are determined after performance evaluations based on published and commissioned compensation studies, the Chief Executive Officer’s demonstrated abilities and contributions to the success of the Company, and the overall results of Company operations.

     The Board of Directors has periodically increased Mr. Fifer’s compensation based on analyses of competitive compensation as discussed above and the achievement of superior returns for the Company’s shareholders since he joined the Company on September 25, 2006, as illustrated below:

COMPOUNDED ANNUAL GROWTH
	1 Year	3 Years	5 Years
Earnings per Share	72%	36%	51%
CEO Compensation	1%	44%	33%

What are the Company’s Governance Practices Regarding Compensation?

Stockholders:	The 2007 Stock Incentive Plan was approved by the stockholders at the Company’s 2007 Annual Meeting. The Company does not have any stock plans that are not stockholder-approved.
Board and Compensation Committee and Nominating and Corporate Governance Committee:	The Compensation Committee and the Board determine the compensation of the Company’s executive officers, including the individuals whose compensation is detailed in this Proxy Statement. The Compensation Committee, which is composed entirely of independent, non-management Directors, establishes and administers compensation programs and philosophies. The Compensation Committee ensures that stockholder-approved plans are administered in accordance with good governance practices and stockholder intent. The Compensation Committee is responsible for the recommendation of salaries, bonuses and long-term incentive compensation paid to executive officers, bonus pools for non-executive employees, retirement formulas for executive officers, deferred compensation plans, and any employment and change-in-control agreements. In addition, the performance of each executive officer is evaluated by the Nominating and Corporate Governance Committee and reported to the full Board. The full Board reviews the Compensation Committee and Nominating and Corporate Governance Committee reports and acts on recommendations of the Compensation Committee.
Management:	The Chief Executive Officer’s views regarding the performance and recommended compensation levels for the Company’s executive officers are discussed with all of the non-management Directors.

What are the Company’s Governance Practices Regarding Stock Awards?

The Board has established the following practices and policies regarding stock awards:

  The Company’s policy for setting the timing of stock option grants does not allow executives to have any role in choosing the price of their options or other stock awards;

  The Company has never “back dated” or re-priced options or other stock awards, and the 2007 Stock Incentive Plan states that re-pricing of options is not allowed;

  The Company began utilizing Restricted Stock Units (“RSUs”), rather than stock options, for substantially all equity awards effective in April, 2009;

  Equity awards for employees are issued only on the fourth business day following the public quarterly filing of the Company’s Forms 10-K or 10-Q in order to allow the investment markets adequate time to assimilate the current financial information, and will be valued at the mean between the highest and lowest sales prices of the Company’s common stock on the NYSE on the date of issue;

  Annual performance-based equity awards for executive officers and certain employees are generally approved at the first Board meeting of each year and are issued on the fourth business day following the public filing of the Company’s Form 10-K.

     The Compensation Committee and the Board consider recommendations from the Chief Executive Officer in establishing appropriate equity awards for officers and employees. All equity awards for the Named Executive Officers have been and will continue to be subject to the approval of the Compensation Committee and ratification by the full Board. The Company’s Corporate Secretary is responsible for issuing equity awards upon their approval and maintaining records of all equity awards issued, exercised or terminated in accordance with the terms of the stock incentive plan.

How Does the Company Evaluate its Compensation Program Risks?

     The Compensation Committee evaluates risk deriving from compensation programs, and does not believe that our compensation program is reasonably likely to have a material adverse effect on the Company for the following reasons:

  Executive compensation is structured to consist of both fixed compensation, which provides a steady income stream regardless of stock price performance, and variable incentive compensation, which is designed to reward both short-term and long-term corporate performance. Fixed, base-salary compensation is both market-competitive and sufficient to make risk-taking to achieve a living wage unnecessary. Short-term cash incentive compensation is awarded based on achievement of operating profit goals, while significant weighting toward long-term equity incentive compensation based on multi-year operating performance targets discourages short-term risk-taking;

  The variable elements of compensation are contingent upon the achievement of pre-determined profitability goals. Due to the nature of the Company’s business, there is minimal subjectivity in the financial results on which this compensation is based;

  Performance goals are applicable Company-wide to our executives and employees alike to encourage consistent behavior throughout the organization;

  Approval of the Board of Directors is required prior to the payment of any incentive compensation;

  Equity guidelines discourage excessive risk taking by providing an incentive for executives to consider the Company’s long-term interests, since a portion of their personal investment portfolio consists of Company stock; and

  The Company has strict internal controls over the measurement and calculation of performance goals, and all employees are required to receive annual compliance training under our Corporate Governance Guidelines, which covers, among other things, accuracy of books and records.

EXECUTIVE COMPENSATION

     The following table summarizes the target cash and equity compensation approved by the Board of Directors for each of the executive officers named in the Summary Compensation Table for 2010 through 2013. See “SUMMARY COMPENSATION TABLE” below for actual compensation earned by the Named Executive Officers in 2010, 2011 and 2012.

TARGET COMPENSATION TABLE

		Cash Compensation			Equity Compensation
Named Executive Officer and Principal Position	Year	Salary (1)	Profit Sharing	Performance- Based Non-Equity Compensation Opportunity (2)	Performance– Based Stock Award Opportunity (3)	Time- Based Retention Awards (4)	All Other Compensation (5)	Total Target Compensation
Michael O.
Fifer	2013	$500,000	$125,000	$500,000	$500,000	$0	$132,562	$1,757,562
Chief	2012	$500,000	$70,000	$475,000	$500,000	$2,158,500	$48,482	$3,751,982
Executive	2011	$500,000	$51,000	$475,000	$375,000	$2,712,000	$20,273	$4,133,273
Officer and	2010	$425,000	$34,480	$403,750	$212,500	$0	$20,265	$1,095,995
Director
Thomas A.
Dineen
Vice	2013	$250,000	$62,500	$166,667	$166,667	$0	$60,247	$706,081
President,	2012	$250,000	$35,000	$154,167	$166,667	$0	$44,926	$650,760
Treasurer	2011	$250,000	$25,500	$152,500	$125,000	$882,750	$28,951	$1,464,701
and Chief	2010	$250,000	$20,280	$150,000	$81,250	$0	$26,172	$527,702
Financial
Officer
Christopher J.
Killoy	2013	$300,000	$75,000	$200,000	$200,000	$0	$62,018	$837,018
Vice President	2012	$300,000	$42,000	$185,000	$200,000	$0	$33,659	$760,659
of Sales and	2011	$300,000	$30,600	$185,000	$200,000	$1,808,000	$23,940	$2,547,540
Marketing	2010	$250,000	$20,280	$150,000	$81,250	$0	$22,992	$524,522
Mark T.	2013	$275,000	$68,750	$183,333	$183,333	$0	$61,864	$772,280
Lang	2012	$275,000	$38,500	$169,583	$183,333	$0	$27,631	$694,047
Group Vice	2011	$275,000	$28,100	$166,250	$180,000	$904,000	$17,666	$1,571,016
President	2010	$250,000	$20,280	$150,000	$81,250	$0	$18,285	$519,815
Thomas P.
Sullivan	2013	$250,000	$62,500	$166,667	$166,667	$0	$62,018	$707,852
Vice President	2012	$250,000	$35,000	$154,167	$166,667	$0	$32,476	$638,310
of Newport	2011	$250,000	$25,500	$152,500	$125,000	$882,750	$20,204	$1,455,954
Operations	2010	$250,000	$20,280	$150,000	$81,250	$0	$20,229	$521,759

Notes to Target Compensation Table

(1)	Salary increases, if any, for the Named Executive Officers are generally approved at the first Board meeting of each calendar year, and are effective as soon as practicable thereafter. Target salary amounts may therefore not tie to actual salaries shown in the “SUMMARY COMPENSATION TABLE” below.

(2)	For 2013, the performance-based non-equity compensation opportunity was increased by 5% for all but the most junior grade of Company employees.

(3)	Represents performance-based restricted stock unit awards as described in the Compensation Discussion and Analysis section titled, “How are Equity Compensation Awards Determined?”

(4)	For 2013, no retention awards are anticipated for the Named Executive Officers.

(5)	Represents the maximum employer matching contributions made under the Company’s 401(k) Plan and accrued dividends paid upon issuance of vested equity awards. Actual “All Other Compensation” received may include additional “fringe benefit” items as shown in the “SUMMARY ALL OTHER COMPENSATION TABLE” below.

2012 SUMMARY COMPENSATION TABLE

     The following table summarizes total compensation paid or earned by the Company’s Named Executive Officers during 2012.

		Cash Compensation			Equity Compensation
Named Executive Officer and Principal Position	Year	Salary	Profit Sharing (1)	Performance- Based Non-Equity Compensation (2)	Time- Based Stock Option Awards (3)	Performance- Based Stock Awards (4)	Time- Based Stock Awards (5)	All Other Compensation (6)	Total Compensation
Michael O.
Fifer (7)
President,	2012	$500,000	$124,693	$1,241,650	$0	$500,000	$2,158,500	$48,482	$4,573,325
Chief	2011	$487,500	$80,737	$846,592	$0	$375,000	$2,712,000	$20,273	$4,522,102
Executive	2010	$422,917	$48,166	$588,192	$0	$212,500	$0	$20,265	$1,292,040
Officer and
Director
Thomas A.
Dineen
Vice
President,	2012	$250,000	$62,347	$402,992	$0	$166,667	$0	$44,926	$926,932
Treasurer	2011	$250,000	$41,216	$278,770	$0	$125,000	$882,750	$28,951	$1,606,687
and Chief	2010	$247,917	$28,211	$217,770	$0	$81,250	$0	$26,172	$601,320
Financial
Officer
Christopher
J. Killoy	2012	$300,000	$74,816	$483,590	$0	$200,000	$0	$33,659	$1,092,065
Vice President	2011	$293,750	$48,612	$332,925	$0	$200,000	$1,808,000	$23,940	$2,707,227
of Sales and	2010	$248,750	$28,329	$218,503	$0	$81,250	$0	$22,992	$599,824
Marketing
Mark T.
Lang	2012	$275,000	$68,581	$443,291	$85,000	$183,333	$0	$27,631	$1,082,836
Group Vice	2011	$271,875	$44,914	$298,192	$0	$180,000	$904,000	$17,666	$1,716,647
President	2010	$248,750	$28,329	$218,503	$0	$81,250	$0	$18,285	$595,117
Thomas P.
Sullivan
Vice
President of	2012	$250,000	$62,347	$402,992	$0	$166,667	$0	$32,476	$914,482
Newport	2011	$250,000	$41,216	$278,770	$0	$125,000	$882,750	$20,204	$1,597,940
Operations	2010	$248,750	$28,329	$218,503	$0	$81,250	$0	$20,229	$597,061

Notes to Summary Compensation Table

(1)	See Compensation Discussion and Analysis section titled, “How are Bonuses and Profit Sharing Determined?” for an explanation of how the amount of profit sharing is determined and then allocated amongst recipients.

(2)	See Compensation Discussion and Analysis section titled “How are Profit Sharing and Bonuses Determined?” and “TARGET COMPENSATION TABLE” above for further information regarding the Named Executive Officers’ performance-based compensation.

(3)	This column represents the full grant date fair value of stock options awarded to the Named Executives Officers in 2012, calculated in accordance with the provisions of FASB ASC 718. For Mark T. Lang, 2012 amount represents the grant date fair value of stock options awarded as provided under the terms of the 2007 Stock Incentive Plan, to maintain the intrinsic value of Mr. Lang’s outstanding option award following issuance of the Company’s $4.50 special cash dividend on December 21, 2012; these options are subject to the terms of the original award.

(4)	See Note 13 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 regarding assumptions underlying valuation of equity awards. Any estimate of forfeitures related to service-based vesting conditions are disregarded pursuant to the SEC Rules. See “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2012 TABLE” below for further information regarding stock options and restricted stock units granted to each Named Executive Officer.

(5)	This column represents time-based long-term retention awards issued in 2011 and 2012 subject to continued employment until, and cliff-vesting as of, December 31, 2015 and December 31, 2016, respectively. The amount of each award was approved by the Board in consideration of the potential impact to the Company’s operations and performance in the event that the Named Executive Officer voluntarily left the Company within the next several years, The Compensation Committee and the Board believes that these awards fit into the Company’s compensation objectives to retain the talents and experience of exceptional management members who have proven their value toward the long-term success of the Company.

(6)	See “SUMMARY ALL OTHER COMPENSATION TABLE” below for additional information.

(7)	Mr. Fifer’s actual compensation for 2010 was 22 times, for 2011 was 23 times and for 2012 was 22 times, the average compensation of the Company’s full-time employees excluding Mr. Fifer.

SUMMARY ALL OTHER COMPENSATION TABLE

Named Executive Officer	Year	Change in Pension Value and Non- qualified Deferred Compensation Earnings (1)	Taxable Value of Perquisites Received (2)	Taxable Premiums Paid by the Company for Group Term Life Insurance	Company Matching and Discretionary 401(k) Plan Contributions (3)	Accrued Dividends Related to Equity Awards (4)	Relocation and Temporary Living and Related Tax Gross-Ups and Commuting Allowance (5)	Total
	2012	$3,414	$1,068	$2,322	$20,000	$21,678	$0	$48,482
Michael O. Fifer	2011	$2,847	$0	$276	$17,150	$0	$0	$20,273
	2010	$1,980	$859	$276	$17,150	$0	$0	$20,265
	2012	$16,592	$1,789	$540	$20,000	$6,005	$0	$44,926
Thomas A. Dineen	2011	$11,681	$0	$120	$17,150	$0	$0	$28,951
	2010	$8,043	$859	$120	$17,150	$0	$0	$26,172
	2012	$5,086	$831	$1,242	$20,000	$6,242	$258	$33,659
Christopher J. Killoy	2011	$4,066	$0	$276	$17,150	$0	$2,448	$23,940
	2010	$2,822	$859	$276	$17,150	$0	$1,885	$22,992
	2012	$0	$0	$2,322	$20,000	$5,309	$0	$27,631
Mark T. Lang	2011	$0	$0	$516	$17,150	$0	$0	$17,666
	2010	$0	$859	$276	$17,150	$0	$0	$18,285
	2012	$3,477	$1,397	$1,242	$20,000	$6,360	$0	$32,476
Thomas P. Sullivan	2011	$2,778	$0	$276	$17,150	$0	$0	$20,204
	2010	$1,932	$859	$288	$17,150	$0	$0	$20,229

Notes to All Other Compensation Table

(1)	Represents the increased change in pension value for each fiscal year for each of the named executives. Negative changes in pension value are not reportable in the above table. No named executive officer had any deferred compensation. The Company’s pension plans were frozen, and no further benefit service was accrued, as of January 1, 2008. For 2012, the change in pension value is calculated based on a 4.0% discount rate, participant ages as of December 31, 2012, frozen accrued benefits as of December 31, 2007 and the IRS 2012 Combined Static Mortality Table. See “PENSION PLANS” and the “PENSION BENEFITS TABLE” below for additional information.

(2)	For 2012, represents the taxable value of spousal travel and entertainment for each Named Executive Officer at an offsite management meeting; for 2010, represents the taxable value of Company products received by each Named Executive Officer for purposes of their product training.

(3)	Consists of matching contributions made under the Company’s 401(k) Plan to the Named Executive Officers who participated in the 401(k) Plan, based on their deferrals for each 401(k) Plan year. Also includes supplemental employer discretionary contributions made to all plan participants.

(4)	Consists of accrued dividends paid upon the February 3, 2012 vesting and conversion of restricted stock units awarded in lieu of 25% of each Named Executive Officer’s 2008 annual performance cash bonus.

(5)	Consists of the taxable value of commuting allowance at one-half the I.R.S. approved mileage rate and not subject to gross-up for taxes.

GRANTS OF PLAN BASED AWARDS TABLE

     The following Grants of Plan-Based Awards table accompanies the Summary Compensation Table and provides additional detail regarding grants of incentive-plan based equity awards made in 2012.

Named Executive Officer	Grant Date		Time- Based Stock Option Awards	Performance- Based Restricted Stock Unit Awards (1)	Time-Based Restricted Stock Unit Awards (2)	Exercise Price of Option Awards or Base Price of Stock Awards (3) ($/Share)	Grant Date Fair Value (4)
Michael O. Fifer	2/28/12			11,582		$43.17	$500,000
	2/28/12				50,000	$43.17	$2,158,500
Thomas A. Dineen	2/28/12			3,861		$43.17	$166,667
Christopher J. Killoy	2/28/12			4,633		$43.17	$200,000
Mark T. Lang	2/28/12			4,247		$43.17	$183,333
	12/21/12	(5)	1,820			$7.97	$85,000
Thomas P. Sullivan	2/28/12			3,861		$43.17	$166,667

Notes to Grant of Plan-Based Awards Table

(1)	RSU awards made in 2012 with both performance-based and three-year cliff vesting triggers. See Compensation Discussion and Analysis section titled “How are Equity Compensation Awards Determined” and “TARGET COMPENSATION TABLE” above for further information regarding the Named Executive Officers’ performance-based RSU compensation.

(2)	Time-based long-term retention award(s) issued in 2012 subject to continued employment until, and cliff vesting as of December 31, 2016.

(3)	The base price of the performance-based RSU awards described in footnote (1) above was the mean of the highest and lowest sales price of the Common Stock as of the date of grant.

(4)	Amounts shown represent the total grant date fair value calculated in accordance with the provisions of FASB ASC 718, and are shown at the maximum unit value expected upon achievement of the performance or time-based goals of the awards. See Note 13 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 regarding assumptions underlying valuation of equity awards. Any estimate of forfeitures related to service-based vesting conditions are disregarded pursuant to the SEC Rules.

(5)	Includes stock options awarded to Mark T. Lang on December 21, 2012 as disclosed in the “SUMMARY COMPENSATION TABLE” above.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2012 TABLE

     The following table reflects outstanding equity grants as of December 31, 2012 for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2012
		OPTION AWARDS			STOCK AWARDS
Named Executive Officer	Description of Awards (1)	Number of Securities Underlying Unexercised Options Exercisable (2)	Number of Securities Underlying Unexercised Options Unexercisable (2)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (3)	Grant Date Value of Shares or Units of Stock That Have Not Vested (3)	Market Value of Shares or Units of Stock That Have Not Vested (4)
	2012 Performance RSUs					11,582	$500,000	$525,823
	2012 Retention RSUs					50,000	$2,158,500	$2,270,000
Michael O. Fifer	2011 Retention RSUs					150,000	$2,712,500	$6,810,000
	2011 Performance RSUs					15,393	$375,000	$698,842
	2009 Bonus RSUs					16,347	$128,820	$742,154
	2012 Performance RSUs					3,861	$166,667	$175,829
Thomas A.	2011 Retention RSUs					37,500	$882,750	$1,702,500
Dineen	2011 Performance RSUs					5,131	$125,000	$232,947
	2009 Bonus RSUs					5,807	$45,765	$263,638
	2012 Performance RSUs					4,633	$200,000	$210,338
Christopher J.	2011 Retention RSUs					100,000	$1,808,000	$4,540,000
Killoy	2011 Performance RSUs					8,209	$200,000	$372,689
	2009 Bonus RSUs					6,065	$47,799	$275,351
	2012 Time-Based Options	21,820		$7.97	3/3/2018
	2012 Performance RSUs					4,247	$183,333	$192,814
Mark T. Lang	2011 Retention RSUs					50,000	$904,000	$2,270,000
	2011 Performance RSUs					7,389	$180,000	$335,461
	2009 Bonus RSUs					6,043	$47,622	$274,352
	2012 Performance RSUs					3,861	$166,667	$175,829
Thomas P.	2011 Retention RSUs					37,500	$882,750	$1,702,500
Sullivan	2011 Performance RSUs					5,131	$125,000	$232,947
	2009 Bonus RSUs					6,065	$47,799	$275,351

Notes to Outstanding Equity Awards at Fiscal Year End Table

(1)	Awards include option or restricted stock unit awards as shown below:

  Performance-based RSUs: Performance-based RSUs awarded in 2011 and 2012 with both performance triggers and three-year time-based triggers. In 2012, the performance-based trigger for the 2011 awards was determined by the Board of Directors to have been achieved, and the awards will therefore vest on March 1, 2014. In 2013, the performance-based trigger for the 2012 awards was determined by the Board of Directors to have been achieved, and the awards will therefore vest on February 28, 2015.

  Time-Based RSUs: Time-based long-term retention awards subject to continued employment until, and cliff-vesting as of, December 31, 2015 and December 31, 2016, respectively.

  Bonus RSUs: RSUs awarded on March 2, 2010 to the Named Executive Officers in lieu of 15% of their 2009 discretionary and performance-based cash bonus, which subsequently vested on March 2, 2013 and were issued on March 4, 2013.

  Time-Based Options: For Mark T. Lang, includes stock options awarded as disclosed in the “SUMMARY COMPENSATION TABLE” above.

(2)	Amounts shown as exercisable or unexercisable reflect the vesting status of each individual’s options within 60 days of March 11, 2013. Time-based options awarded to Named Executives normally vest and became exercisable in five equal annual installments of 20% of the total number of options awarded, beginning on the date of first anniversary of the date of grant and on each of the next succeeding four anniversaries thereafter and have a 10 year term. Time-based options fully vest in the event of a Change in Control as defined in the applicable Stock Incentive Plan.

(3)	Amounts shown represent the full grant date fair value of the awards calculated in accordance with the provisions of FASB ASC 718, and are shown at the maximum unit value expected upon achievement of the time-based goals of the awards.

(4)	Amounts shown represent the fair market value of the awards based on the $45.40 closing price of the Company’s Common Stock on December 31, 2012.

OPTION EXERCISES AND STOCK VESTED IN 2012 TABLE

     The following table sets forth the value of equity realized by the Named Executive Officers upon exercise of vested options or the vesting of restricted stock units (RSUs) that converted into shares of stock during 2012. (For further information on stock options and grants made in 2012 to the Named Executive Officers, see the “GRANTS OF PLAN-BASED AWARDS TABLE” above.)

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (1)	Value Realized Upon Exercise (2)	Number of Shares Acquired Upon Vesting (1)	Value Realized Upon Vesting (2)
Michael O. Fifer			20,335	$845,953
Thomas A. Dineen	13,000	$592,020	5,633	$234,350
Christopher J. Killoy			5,855	$243,592
Mark T. Lang	100,864	$3,997,187	4,980	$207,183
Thomas P. Sullivan			5,966	$248,213
Total	113,864	$4,589,207	42,769	$1,779,291

Notes to Options Exercised and Stock Vested Table

(1)	The amounts shown represent the aggregate gross number of shares acquired by the Named Executive Officers upon the exercising of stock options and/or the vesting of stock awards. The Named Executive Officers elected to make “cashless” exercises or conversions, whereby the exercise price and withholding taxes related to the exercise or issuance were paid with shares based on the closing price of the Common Stock on the exercise or issuance.

(2)	The amounts shown represent the aggregate dollar amount realized by the Named Executive Officers upon the exercising of stock options and/or the vesting of stock awards. The aggregate dollar amount realized upon the exercise of stock options is calculated by determining the difference between the closing price of the Common Stock at exercise and the exercise price of the options. The aggregate dollar amount realized upon the vesting of stock awards is calculated by multiplying the number of shares of stock vested by the closing price of the Common Stock on the vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments on Change in Control

     In the event of a potential change in control of the Company, it is vitally important that executives be able to continue working in the best interest of our stockholders. For that reason, the Company has entered into severance agreements with the Named Executive Officers designed to provide salary and medical benefit continuance in the event of the termination of his employment under certain circumstances. The Company’s severance agreements are not employment contracts and do not specify an employment term, compensation levels or other terms or conditions of employment. There are also change-in-control provisions in both the stock option and restricted stock agreements.

Covered Terminations and Severance Payments Pursuant to Change in Control Agreements

     Each of the Named Executive Officers’ severance agreements provide for the following severance benefits, if during the term of the agreement: (A) he is terminated without cause or (B) there is a Change in Control and a subsequent reduction of his salary or a diminution of his duties and thereafter he terminates his employment within 90 days. In the situation described in clause (A) above, he will receive a lump sum cash payment equal to 12 months of his annual base salary, if employed for less than five years, or 18 months of his annual base salary if employed for five or more years, and continued insurance benefits. Mr. Fifer’s severance agreement provides for 18 months of his annual base salary. In the situation described in clause (B) above, the Named Executive Officer will receive a lump sum cash payment equal to 18 months of his annual base salary and 100% of his target cash bonus and continued insurance benefits. In both cases, such continued insurance benefits are to be paid to the Named Executive Officer net of employee contributions for a period equal to the number of months of severance pay.

     In all cases, payment of severance benefits will be subject to the six-month deferral requirements of under the IRS Tax Code Section 409A. All of the severance agreements have a one-year term, subject to automatic renewal on each anniversary of its date unless (A) the Named Executive Officer gives notice of his intention to terminate his employment, or (B) the Company gives notice of its intention not to renew the agreement at least one year in advance. The amount of severance and benefits are generally determined based on competitive market practices for executives at this level. The Compensation Committee also takes into consideration that executives at this level generally require a longer timeframe to find comparable jobs because there are fewer jobs at this level in the market and often have a large percentage of their personal wealth dependent on the status of the Company, given the fact that a large part of their compensation is equity-based.

Change in Control Events and Severance Benefits Not Covered by the Severance Agreements

     The 2007 Stock Incentive Plan provides for accelerated vesting of stock awards that the executive has already received, not for additional payments. The 2007 Stock Incentive Plan has a single trigger change in control accelerated vesting component, which will apply unless, in the case of a merger or acquisition of the Company by another business entity, the surviving, continuing, or purchasing corporation assumes the awards previously issued under that plan.

Change in Control Definition

     Generally, under the Severance Agreements and the 2007 Stock Incentive Plan, a “Change in Control” will be deemed to have occurred:

  When any person acquires a significant percentage of the voting power of the Company (25% or more under the 2007 Stock Incentive Plan);

  If a majority of the Board members change, unless the new Directors are elected or nominated for election by at least two-thirds of the existing Board members;

  Upon the acquisition of the Company; or

  Upon the liquidation or dissolution of the Company (with approval of the stockholders).

Termination by Death or Disability

     In the event of death or disability, executives receive no payment other than through life insurance or disability insurance available to salaried employees generally. Under the 2007 Stock Incentive Plan, vested options are exercisable in the case of death or disability within the greater of: 30 days, or one-fourth of the length of time elapsed since the options first vested to the date of termination. In no case can options be exercised beyond the expiration date of the award. Subject to the terms of the award agreement, performance-based restricted stock unit awards that have met the performance-based trigger and retention awards will become issuable in the event of disability or death.

     In the event of termination by death or disability, the executive or his or her estate will receive his or her bonus to the extent earned.

Termination by Retirement

     Executives were eligible to participate in the Company’s Pension Plan until December 31, 2007, the effective date of the plan’s “freeze.” None of the Named Executive Officers was eligible for normal retirement, and none of the Named Executive Officers accrued service under the Pension Plan beyond December 31, 2007, the effective date of that plan’s “freeze” by the Company. Pension benefits are described under “PENSION PLANS” below. Under the 2007 Stock Incentive Plan, vested options awarded to the Named Executive Officers are exercisable in the case of retirement within the greater of: 30 days, or one-fourth of the length of time elapsed since the options first vested to the date of retirement. In no case can options be exercised beyond the expiration date of the award. Subject to the terms of the award agreement, performance-based restricted stock unit awards that have met the performance-based trigger will become issuable in the event of retirement. Retention awards will be forfeited in the event of retirement before their vesting date.

     In the event of termination by retirement, the executive will receive his or her bonus to the extent earned.

Voluntary and Involuntary Termination

     The severance benefits for the Named Executive Officers include base salary and medical insurance continuation in cases of termination without cause for a minimum of 12 months and a maximum of 18 months. Mr. Fifer’s severance agreement provides for 18 months of his annual base salary in the event of his termination without cause. Under the 2007 Stock Incentive Plan, vested options awarded to the Named Executive Officers are exercisable in the case of voluntary termination or involuntarily without cause within the greater of: 30 days, or one-fourth of the length of time elapsed since the options first vested to the date of retirement. Options cannot be exercised beyond the expiration date of the award. In the case of termination for cause, an employee’s stock options terminate immediately. Performance-based restricted stock unit awards will terminate upon the date of voluntary or involuntary termination, whether or not the award has met the performance-based trigger. In the case of involuntary termination without cause, retention awards will be issuable based on the number of days of service elapsed since the award date divided by the number of days from the award date to the full vesting date.

     If any employee voluntarily or involuntarily without cause terminates his or her employment the employee, will receive his or her bonus to the extent earned. If an employee is terminated for cause, any bonus is forfeited.

Retention and Transition Agreements

     The Company may enter into retention or “transition” agreements from time to time with executives who retire or voluntarily terminate their employment with the Company in order to facilitate the management transition of the executives’ areas of responsibility. There are no retention or transition agreements in effect.

POTENTIAL AND ACTUAL PAYMENTS UNDER SEVERANCE AGREEMENTS TABLE

     The table below sets forth the terms and estimated potential payments and benefits provided in each termination circumstance for the Company’s Named Executive Officers as of December 31, 2012. The potential amounts shown in the table do not include payments and benefits to the extent that they are provided on a non-discriminatory basis to the Company’s salaried employees generally.

Named Executive Officer	Severance Agreement	Performance- Based Non-Equity Compensation Payment (1)	Number of Equity Awards-That Vest (2)	Continuation of Medical Welfare Benefits (3)	Aggregate Payments (4)
Michael O. Fifer
Change In Control	$750,000	$750,000	243,322	$28,620	$1,528,620
Termination without Cause	$750,000	$0	70,000	$28,620	$778,620
Retirement	n/a	$500,000	43,322	$0	$500,000
Death or Disability	n/a	$500,000	243,322	$0	$500,000
Thomas A. Dineen
Change In Control	$375,000	$250,000	52,299	$28,620	$653,620
Termination without Cause	$375,000	$0	15,000	$28,620	$403,620
Retirement	n/a	$166,667	14,799	$0	$166,667
Death or Disability	n/a	$166,667	52,299	$0	$166,667
Christopher J. Killoy
Change In Control	$450,000	$300,000	118,907	$28,620	$778,620
Termination without Cause	$450,000	$0	40,000	$28,620	$478,620
Retirement	n/a	$200,000	18,907	$0	$200,000
Death or Disability	n/a	$200,000	118,097	$0	$200,000
Mark T. Lang
Change In Control	$412,500	$275,000	69,135	$28,620	$715,760
Termination without Cause	$412,500	$0	20,000	$28,620	$440,760
Retirement	n/a	$183,333	17,679	$0	$183,333
Death or Disability	n/a	$183,333	69,135	$0	$183,333
Thomas P. Sullivan
Change In Control	$375,000	$250,000	52,557	$28,620	$653,620
Termination without Cause	$375,000	$0	15,000	$28,620	$403,620
Retirement	n/a	$166,667	15,057	$0	$166,667
Death or Disability	n/a	$166,667	52,557	$0	$166,667

Notes to Potential and Actual Payments Under Severance Agreements Table

(1)	The performance-based non-equity compensation payment under Retirement or Death or Disability shall be prorated to the extent earned during the partial year prior to Retirement or Death or Disability. The amount show is the nominal bonus at 100% achievement of goals for a full 12 months.

(2)	Includes number of options awarded under the Company’s 2007 Stock Incentive Plans that have not yet vested. Also includes restricted stock unit awards subject to vesting.

(3)	Includes continuation of health insurance coverage assuming family coverage for potential severance recipients, net of employee contributions.

(4)	Aggregate payments exclude number of options or RSUs that vest.

PENSION PLANS

     All employees, including the individuals named in the Summary Compensation Table, are eligible to participate in the Company’s 401(k) Plan, subject to IRS plan limits. The 401(k) Plan provides participation and immediate vesting upon three months of service, a safe harbor match for all participants and supplemental discretionary employer contributions for all eligible employees.

     Until January 1, 2008, all of the Company’s salaried employees participated in the Sturm, Ruger & Company, Inc. Salaried Employees’ Retirement Income Plan (the “Pension Plan”), a defined benefit pension plan, which generally provides annual pension benefits at age 65 in the form of a straight life annuity in an amount equal to: 1-1/3% of the participant’s final average salary (highest 60-consecutive-month average annualized base pay during the last 120 months of employment) less 0.65% of the participant’s Social Security covered compensation, multiplied by the participant’s years of credited service up to a maximum of 25 years.

     On October 1, 2007, the Pension Plan was “frozen” by the Board of Directors so that participants will no longer accrue additional service under the plan after December 31, 2007. In lieu of continued benefit accruals under the Pension Plan, as of January 1, 2008, the Company began making supplemental discretionary contributions for all eligible employees under its 401(k) Plan in addition to the safe harbor employer match contributed on behalf of eligible 401(k) Plan participants.

     The Sturm, Ruger & Company, Inc. Supplemental Executive Retirement Plan (the “SERP”) is a nonqualified supplemental retirement plan for certain senior executives of the Company who have achieved the rank of Vice President or above and who are selected by the Compensation Committee. No active employees participated in the SERP in 2012.

     The SERP generally provides an annual benefit beginning at age 65, the normal retirement age under the SERP, based upon a participant’s completed years of service with the Company as of such age. The maximum benefit under the SERP is equal to 50% of the participant’s average annual compensation, including base pay, bonuses and other incentive compensation, up to $400,000. All SERP benefits are reduced by the amount the participant is entitled to receive under the Pension Plan, and are further reduced by the amount of Social Security benefit the participant is entitled to receive commencing at age 65. The SERP benefit is payable as an annuity over the life of the participant, with 50% to continue for the life of the participant’s surviving spouse after the participant’s death. Pre-retirement death or disability benefits are also provided to plan participants under the SERP.

2012 PENSION BENEFITS TABLE

     The following table sets forth the present value of pension benefits accrued by, and actual benefits paid in 2012 to the Named Executive Officers under the Pension Plan.

	Salaried Employees’ Retirement Income Plan
Named Executive Officers	Credited Service (Years) (1)	Present Value of Accumulated Plan Benefits (2)	Payments During Last Fiscal Year
Michael O. Fifer	1.3	$19,927	$0
Thomas A. Dineen	10.6	$72,994	$0
Christopher J. Killoy	2.2	$28,077	$0
Mark T. Lang	0	$0	$0
Thomas P. Sullivan	1.4	$18,674	$0

Notes to Pension Benefits Table

(1)	The maximum years of credited service earned under the Pension Plan, which was frozen as of January 1, 2008.

(2)	The present value of accumulated benefits under the Pension Plan is calculated assuming a discount rate of 4.0%, the IRS 2012 Combined Static Mortality Table, the participant’s age as of December 31, 2012 and frozen accrued benefits as of December 31, 2007, the date authorized by the Board for the suspension of benefits under the Pension Plan.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2014

     To be considered for inclusion in the Proxy Statement distributed by the Company in connection with next year’s Annual Meeting of Stockholders, stockholder proposals must be submitted in writing to the Company delivered or mailed by first class United States mail, postage prepaid, no earlier than December 31, 2013 (120 days prior to the first anniversary of this year’s Annual Meeting of Stockholders), and no later than January 30, 2014 (90 days prior to the first anniversary of this year’s Annual Meeting of Stockholders). Any stockholder proposal to be considered at next year’s Annual Meeting of Stockholders, but not included in next year’s Proxy Statement, must also be submitted in writing to the Company by February 4, 2013.

     Recommendations for nominees to stand for election as Directors at next year’s Annual Meeting of Stockholders must be received in writing delivered or mailed by first class United States mail, postage prepaid, no earlier than December 31, 2013(120 days prior to the first anniversary of this year’s Annual Meeting of Stockholders), and no later than January 30, 2014 (90 days prior to the first anniversary of this year’s Annual Meeting of Stockholders) and include the information as required under “THE BOARD OF DIRECTORS AND ITS COMMITTEES – Nominating and Corporate Governance Committee” described above.

     All stockholder proposals or Director nominations should be submitted to Leslie M. Gasper, Corporate Secretary, Sturm, Ruger & Company, Inc., Lacey Place, Southport, Connecticut 06890.

STOCKHOLDER AND INTERESTED PARTY COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     The Board has adopted a method by which stockholders and interested parties can send communications to the Board. Stockholders and interested parties may communicate in writing any questions or other communications to the Chairman or non-management Directors of the Board through the following methods:

  by contacting the Corporate Secretary at Sturm, Ruger & Company, Inc., 1 Lacey Place, Southport, CT 06890;

  by telephone at (203) 259-7843, extension 33224;

  by fax at (203) 256-3367; or

  by calling the Company’s corporate communications telephone “hotline” at 1-800-826-6762 or via the hotline’s website at www.ruger.alertline.com These hotlines are monitored 24 hours a day, 7 days a week.

     Stockholders or interested parties may also communicate in writing any questions or other communications to the management Directors of the Board in the same manner.

     Stockholders may contact the Corporate Secretary at (203) 259-7843 or Computershare Investor Services, LLC, which is the Company’s stock transfer agent, at (312) 360-5190 or www.computershare.com for questions regarding routine stockholder matters.

OTHER MATTERS

     Management of the Company does not intend to present any business at the Meeting other than as set forth in Proposal 1, 2 and 3 of the attached Notice of Annual Meeting of Stockholders, and it has no information that others will present any other business at the Meeting. If other matters requiring the vote of the stockholders properly come before the Meeting, it is the intention of the persons named in the proxy to vote the shares represented thereby in accordance with their judgment on such matters.

     The Company, upon written request, will provide without charge to each person entitled to vote at the Meeting a copy of its Annual Report on Securities and Exchange Commission Form 10-K for the year ended December 31, 2012, including the financial statements and financial statement schedules. Such requests may be directed to Leslie M. Gasper, Corporate Secretary, Sturm, Ruger & Company, Inc., Lacey Place, Southport, Connecticut 06890.

BY ORDER OF THE BOARD OF DIRECTORS

Leslie M. Gasper
Corporate Secretary
Southport, Connecticut
March 20, 2013

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 30, 2013.

Vote by Internet
	•	Go to www.envisionreports.com/RGR
	•	Or scan the QR code with your smartphone
	•	Follow the steps outlined on the secure website

Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
•	Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
Annual Meeting Proxy Card
▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A	Election of Directors — The Board of Directors unanimously recommends a Vote FOR the election of seven Directors:
1.	Nominees:
		For	Withhold		For	Withhold		For	Withhold
	01 - C. Michael Jacobi	☐	☐	02 - John A. Cosentino, Jr.	☐	☐	03 - James E. Service	☐	☐

	04 - Amir P. Rosenthal	☐	☐	05 - Ronald C. Whitaker	☐	☐	06 - Phillip C. Widman	☐	☐

	07 - Michael O. Fifer	☐	☐

B	Issues — The Board of Directors unanimously recommends a Vote FOR proposals 2 and 3.
		For	Against	Abstain			For	Against	Abstain
2.	The ratification of the appointment of McGladrey LLP as the Independent Auditors of the Company for the 2013 fiscal year.	☐	☐	☐	3.	An advisory vote on the compensation of the Company’s Named Executive Officers.	☐	☐	☐

	Any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

C	Non-Voting Items
Change of Address — Please print new address below.

D	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
When shares are held by joint tenants, both should sign. When signing as an attorney, as executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — STURM, RUGER & COMPANY, INC.

LACEY PLACE, SOUTHPORT, CONNECTICUT 06890

This Proxy is Solicited on Behalf of the Board of Directors
for the Annual Meeting of Stockholders to be held on April 30, 2013

The undersigned hereby appoints Michael O. Fifer and Leslie M. Gasper as Proxies, each with the full power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Sturm, Ruger & Company, Inc. (the “Company”), held of record by the undersigned on March 11, 2013 at the Annual Meeting of Stockholders to be held on April 30, 2013 or any adjournment or postponement thereof.

The proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” the election of all Directors, “FOR” Proposal 2 and 3 and at their discretion on any other matter that may properly come before the meeting. Please sign exactly as name appears on other side of this proxy form.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
Annual Meeting Proxy Card
▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A	Election of Directors — The Board of Directors unanimously recommends a Vote FOR the election of seven Directors:
1.	Nominees:	For	Withhold				For	Withhold		For	Withhold

	01 - C. Michael Jacobi	☐	☐	02 - John A. Cosentino, Jr.			☐	☐	03 - James E. Service	☐	☐

	04 - Amir P. Rosenthal	☐	☐	05 - Ronald C. Whitaker			☐	☐	06 - Phillip C. Widman	☐	☐

	07 - Michael O. Fifer	☐	☐

B	Issues — The Board of Directors unanimously recommends a Vote FOR proposals 2 and 3.
				For	Against	Abstain				For	Against	Abstain

2.	The ratification of the appointment of McGladrey LLP as the Independent Auditors of the Company for the 2013 fiscal year.			☐	☐	☐	3.		An advisory vote on the compensation of the Company’s Named Executive Officers.	☐	☐	☐

Any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
When shares are held by joint tenants, both should sign. When signing as an attorney, as executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.				Signature 1 — Please keep signature within the box.					Signature 2 — Please keep signature within the box.

6 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — STURM, RUGER & COMPANY, INC.

LACEY PLACE, SOUTHPORT, CONNECTICUT 06890

This Proxy is Solicited on Behalf of the Board of Directors
for the Annual Meeting of Stockholders to be held on April 30, 2013

The undersigned hereby appoints Michael O. Fifer and Leslie M. Gasper as Proxies, each with the full power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Sturm, Ruger & Company, Inc. (the “Company”), held of record by the undersigned on March 11, 2013 at the Annual Meeting of Stockholders to be held on April 30, 2013 or any adjournment or postponement thereof.

The proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” the election of all Directors, “FOR” Proposal 2 and 3 and at their discretion on any other matter that may properly come before the meeting. Please sign exactly as name appears on other side of this proxy form.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)